UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Investment Technology Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Investment Technology Group, Inc.
380 Madison Avenue,
New York, New York 10017

Notice of Annual Meeting of Stockholders

To Be Held May 8, 2007

To the Stockholders of Investment Technology Group, Inc.:

NOTICE IS HEREBY GIVEN that Investment Technology Group, Inc., a Delaware corporation (“ITG” or “the company”), will hold its annual meeting of stockholders at ITG’s principal executive offices at 380 Madison Avenue, 4th Floor, New York, New York 10017, on Tuesday, May 8, 2007 at 1:00 p.m. (local time), and any adjournments or postponements thereof, for the following purposes:

(1)         To elect eight directors to our board of directors to serve until the next annual meeting or until successors have been duly elected and qualified.

(2)         To ratify the appointment of KPMG LLP as our independent auditors for the 2007 fiscal year.

(3)         To re-approve the Investment Technology Group, Inc. Amended and Restated 1994 Stock Option and Long-term Incentive Plan.

(4)         To approve the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan.

(5)         To transact such other business as may properly come before the annual meeting or any one or more adjournments thereof.

Our board of directors has fixed the close of business on March 15, 2007 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting. Only holders of record of ITG® common stock at the close of business on March 15, 2007 are entitled to notice of, and to vote at, the annual meeting. A complete list of stockholders entitled to vote will be available during normal business hours at our principal executive offices located at 380 Madison Avenue, 4th Floor, New York, New York 10017 for a period of ten days prior to the annual meeting for examination by any ITG stockholder for purposes germane to the annual meeting.

Our board of directors unanimously recommends that you vote FOR the proposed slate of directors, FOR the ratification of the appointment of KPMG LLP as our independent auditors, FOR the re-approval of the Investment Technology Group, Inc. Amended and Restated 1994 Stock Option and Long-term Incentive Plan and FOR the approval of the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan.

You are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please sign and mail promptly the enclosed proxy that is being solicited on behalf of our board of directors. A return envelope that requires no postage if mailed in the United States is enclosed for that purpose. Alternatively, you may vote via telephone or via the Internet as directed on the enclosed proxy card. The proxies of stockholders who attend the meeting in person may be withdrawn and such stockholders may vote personally at the meeting.

By Order of the Board of Directors,

P. Mats Goebels
Secretary

New York, New York
March 27, 2007

THE ANNUAL MEETING

Date, Time and Place of the Annual Meeting

We will hold the annual meeting at 1:00 p.m. (eastern daylight time), on Tuesday, May 8, 2007, at our principal executive offices at 380 Madison Avenue, 4th Floor, New York, New York 10017.

Matters to Be Considered at the Annual Meeting

We will hold the annual meeting for the following purposes:

(1)         To elect eight directors to serve until the next annual meeting or until their successors have been duly elected and qualified.

(2)         To ratify the appointment of KPMG LLP as our independent auditors for the 2007 fiscal year.

(3)         To re-approve the Investment Technology Group, Inc. Amended and Restated 1994 Stock Option and Long-term Incentive Plan.

(4)         To approve the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan.

(5)         To transact such other business as may properly come before the annual meeting or any one or more adjournments thereof.

Voting at the Annual Meeting; Record Date; Quorum

On March 15, 2007, the record date for the annual meeting, there were 44,524,806 shares of our common stock outstanding and entitled to vote at the annual meeting. Please note the following:

•       Each stockholder of record on March 15, 2007 is entitled to cast one vote per share.

•       This vote may be cast at the annual meeting either in person or by properly completed proxy.

•       The presence, in person or by proxy, of the holders of a majority of our outstanding common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting.

•       The election of directors will be determined by a plurality of the votes cast. A properly completed proxy indicating “FOR ALL EXCEPT” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

•       For the ratification of the appointment of KPMG LLP as the independent auditors for the 2007 fiscal year, the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the annual meeting and entitled to vote will be required for approval. A representative of KPMG LLP is expected to be in attendance at the annual meeting with the opportunity to make a statement and respond to questions.

•       For the re-approval of the Investment Technology Group, Inc. Amended and Restated 1994 Stock Option and Long-term Incentive Plan, the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the annual meeting and entitled to vote will be required for approval. Representatives of the company will be present and will respond to questions.

•       For the approval of the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan, the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the annual meeting and entitled to vote will be required for approval. Representatives of the company will be present and will respond to questions.

Proxies

We are furnishing you this proxy statement in connection with the solicitation of proxies by and on behalf of our board of directors for use at the annual meeting. Proxies in the form enclosed, or as directed via the telephone or via the Internet, which are properly completed and received and not subsequently revoked, will be voted at the annual meeting. These proxies will be voted in accordance with the directions specified thereon, and otherwise in accordance with the judgment of the persons designated as proxies. In the case of written proxies, if no directions are indicated on a properly executed proxy, such proxy will be voted in favor of the proposals.

If any other matters are properly presented at the annual meeting for consideration, the persons named in the enclosed forms of proxy and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment. Notwithstanding the foregoing, proxies voting against a specific proposal may not be used by the persons named in the proxies to vote for adjournment of the meeting for the purpose of giving management additional time to solicit votes to approve such proposal.

The grant of a proxy does not preclude you from attending the annual meeting and voting in person. You may revoke a proxy at any time before it is voted. Proxies may be revoked by:

1.                delivering a written notice of revocation bearing a later date than the proxy before the vote is taken at the annual meeting;

2.                duly executing a later dated proxy relating to the same shares of common stock and delivering it as indicated below before the vote is taken at the annual meeting; or

3.                attending the annual meeting and voting in person.

In the case of proxies related to shares held under our Employee Stock Ownership Plan, such revocation or later dated proxy must be received no later than May 3, 2007. Attendance at the annual meeting will not enable you to revoke a previously delivered proxy with respect to shares held under our Employee Stock Ownership Plan.

Attendance at the annual meeting will not in and of itself constitute a revocation of a proxy. You must vote at the annual meeting to revoke a previously delivered proxy not otherwise revoked in accordance with the procedures below.

Any written notice of revocation or subsequent proxy must be delivered to Computershare Trust, N.A., P.O. Box 43101, Providence, RI  02940-3101, or Investment Technology Group, Inc., 380 Madison Avenue, 4th Floor, New York, New York 10017, Attention:  Secretary, no later than May 7, 2007.

We will bear all expenses of our solicitation of proxies for the annual meeting. In addition to solicitation by use of the mails, our directors, officers and employees may solicit proxies from stockholders. Solicitation may take place in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of our common stock held of record by such brokerage houses, custodians, nominees and fiduciaries. We will reimburse such brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in doing so. We have retained The Altman Group to assist in soliciting proxies for a fee of approximately $6,000 plus reasonable expenses.

Treatment of Broker Non-Votes and Abstentions at the Annual Meeting

All shares of our common stock represented by properly completed proxies received prior to or at the annual meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. In the case of written proxies, if no instructions are indicated on a properly executed returned proxy, such proxies will be voted FOR the approval of each of the matters set forth on the proxy card. It is not expected that any matter other than those referred to herein will be brought before the stockholders at the annual meeting. However, if other matters are properly presented, the persons named as proxies will vote in accordance with their best judgment with respect to such matters, unless authority to do so is withheld in the proxy.

An automated system administered by our transfer agent will tabulate votes cast by proxy at the annual meeting, and our transfer agent will tabulate votes cast in person at the annual meeting. Brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares with respect to any proposal in the absence of specific instructions from such customers. Broker non-votes and abstentions, tabulated separately, will be included in the determination of the number of shares present at the annual meeting and whether a quorum is present. Broker non-votes and abstentions will not be counted in determining whether a nominee is elected, whether our appointment of independent auditors is ratified, whether the Investment Technology Group, Inc. Amended and Restated 1994 Stock Option and Long-term Incentive Plan is re-approved, whether the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan is approved or whether any other management proposal is approved. In accordance with New York Stock Exchange (“NYSE”) rules, with respect to determining whether any stockholder proposal has been approved, abstentions and broker non-votes will count as votes against such proposal.

Annual Report to Stockholders, Corporate Governance Guidelines, Code of Business Conduct and Ethics and Committee Charters

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 is enclosed. You may also obtain a copy of our 2006 Annual Report to Stockholders and 2006 Annual Report on Form 10-K without charge by writing to:  Investment Technology Group, Inc., 380 Madison Avenue, 4th Floor, New York, New York 10017, Attn:  Investor Relations. Our 2006 Annual Report to Stockholders and 2006 Annual Report on  Form 10-K are also available through our website at http://www.itg.com/investors/annual_reports.php.

Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, which govern our directors, officers and employees, and the charters for each of our audit committee, compensation committee and nominating and corporate governance committee are available on our website at http://www.itg.com/investors/guidelines.php. You may also obtain a copy of such documents by writing to: Investment Technology Group, Inc., 380 Madison Avenue, 4th Floor, New York, New York 10017, Attn: Investor Relations.

ELECTION OF DIRECTORS

The number of directors to be elected at the annual meeting has been fixed at eight by the nominating and corporate governance committee of our board of directors. Such directors will be elected to serve until the next annual meeting of stockholders or until successors shall have been duly elected and qualified.

Each nominee listed below has been nominated for election by the nominating and corporate governance committee of our board of directors and has consented to serve as a director if elected. In the event that any nominee shall be unable to serve as a director (which is not now anticipated), proxies will be voted for substitute nominees recommended by the board of directors or the board of directors may elect to reduce the number of directors. All of the nominees for election as a director are presently members of the board of directors.

The board of directors has determined that Messrs. Burdett, Jacobs, Jones, King, O’Hara, Steck and Ms. O’Hara are “independent” within the meaning of the NYSE listing standards. Our board of directors’ policies for determining director independence are available on our website at http://www.itg.com/investors/guidelines.php.

Ms.  O’Hara has been our lead director since January 2005.

Nominees to Board of Directors

The following information is submitted concerning the nominees for election as directors.

Name	Age	Position
J. William Burdett	67	Director
Robert C. Gasser	42	Director, President and Chief Executive Officer
William I Jacobs	65	Director
Timothy L. Jones	51	Director
Robert L. King	56	Director
Kevin J.P. O’Hara	45	Director
Maureen O’Hara	53	Lead Director
Brian J. Steck	60	Director

J. William Burdett has been a director since July 2001 and since December 2006, has been a non-executive director of ITG Australia Ltd., a subsidiary of ITG. In 2006, Mr. Burdett joined the board of IRESS Market Technology Ltd., a leading provider of market data, financial planning and order routing services to the equities markets in Australia, New Zealand and Canada. From 1988 until March 2001, Mr. Burdett was Chairman and Chief Executive Officer of the Burdett Buckeridge Young Group (“BBY”), which is comprised of the two Australian broker/dealer companies; BBY and Australian Clearing Services. From 1970 until 1987, Mr. Burdett was a partner and director of A.C. Goode & Co., one of the largest stock-brokering/investment banking companies in Australia. Mr. Burdett was a non-executive director of BBY and ITG Australia Ltd. from November 2000 through November 2002.

Robert C. Gasser has been a director and the President and Chief Executive Officer of the company since October 4, 2006. Mr. Gasser was Chief Executive Officer of NYFIX, Inc. (“NYFIX”), a global electronic trade execution firm, from November 2005 to September 2006. From 2001 to 2005, Mr. Gasser served as Chief Executive Officer of NYFIX Millennium LLC, a subsidiary of NYFIX, and President of NYFIX Transaction Services Inc. and NYFIX Clearing Corporation. Mr. Gasser was Head of U.S. Equity Trading at JP Morgan from 1999 to 2001.

William I Jacobs has been a director since June 1994. Mr. Jacobs is a private investor and is currently a director of Global Payments, Inc. and Asset Acceptance Capital Corp. From May 2000 to October 2002, Mr. Jacobs was Managing Director and Chief Financial Officer of The NewPower Company. Mr. Jacobs was Senior Executive Vice President-Strategic Ventures of MasterCard International, Inc. from 1999 to May 2000, and was Executive Vice President-Global Resources of MasterCard International, Inc. from 1995 to 1999. From 1993 to 1994, Mr. Jacobs served as a financial consultant to several firms and universities. Mr. Jacobs was founder, Executive Vice President, Chief Operating Officer and a director of Financial Security Assurance, a monoline bond insurer, from 1985 to 1993 and, prior to 1985, Mr. Jacobs was the President and Managing General Partner of S&B Insurance Services Company.

Timothy L. Jones has been a director since March 2005. From December 2002 to January 2005, Mr. Jones was the Chief Executive Officer of Simpay Limited, a mobile phone payment system company. Mr. Jones advised Simpay until July 2005, at which time he left the company. He has also been a non-executive director of Capital One Bank (Europe) PLC since May 2003. In August 2006, Mr Jones joined the Board of Probability PLC, a mobile phone gaming company. In November 2006, Mr Jones was appointed Chairman of SMS UK Limited, a privately held company in the payment card fraud prevention sector. In November 2004, Mr. Jones joined the board of Groves Malthouse Management Limited, a real estate management company. Mr. Jones co-founded Purseus, a company developing a new architecture for correspondent banking, and was Chief Executive Officer of Purseus from April 2000 to November 2002. Prior to that, for 17 years, Mr. Jones was at National Westminster Bank PLC where he held various positions in the Operations, Information Technology Strategy and Policy, Mondex, Electronic Markets and

Retail Banking Services divisions, eventually becoming a Managing Director in 1996 and Chief Executive of the retail banking division in 1999.

Robert L. King has been a director since June 1994. Since July 2005, Mr. King has been the Chief Executive Officer and a Director of Click Sales, Inc., an online retailer of digital download products. From October 2001 through May 2004, Mr. King was the Chairman and Chief Executive Officer of Requisite Technology, Inc., which helps companies to create, organize, and manage product and service information for efficient web-based finding, buying, and selling. Mr. King is currently a Director of Clarity Imaging Technologies, Inc. and Office Source. Mr. King was the President and Chief Executive Officer of Corporate Express, Inc., a distributor of office and computer supplies, from 1998 to 2001. Mr. King has also been a director of Corporate Express, Inc. and served as the President and Chief Operating Officer of Corporate Express, Inc. from 1993 until 1998. Prior to 1993, Mr. King was employed by FoxMeyer Corporation, a distributor of health and pharmaceutical products, where he was Chief Executive Officer from 1989 to 1993, President from 1988 to 1993, and Chief Operating Officer from 1988 to 1989.

Kevin J. P. O’Hara has been a director since January 2007. Since May, 2006, Mr. O’Hara has served as the Chief Administrative Officer and Chief Strategy Officer of CBOT Holdings, Inc. Previously, he served as Chief Administrative Officer, General Counsel and Corporate Secretary of Archipelago Holdings, Inc. from 1999 to 2006 and served as Executive Vice President and Co-General Counsel of NYSE Group, Inc. in 2006. Prior to joining Archipelago, Mr. O’Hara worked in Romania and Lithuania from 1995 to 1999 on the development of legal, regulatory and technology infrastructure of emerging capital markets. He served as Senior Attorney in Bucharest, Romania, for Financial Markets International, Inc. and Project Director in Vilnius, Lithuania, and project Manager on other regional projects while based in the United States for the Pragma Corporation. Prior to his international experience, Mr. O’Hara worked in the Division of Enforcement of the U.S. Securities and Exchange Commission in Washington, D.C., as Senior Counsel from 1994 to 1995 and as Staff Attorney from 1991 to 1993. In 1993, Mr. O’Hara served as Special Assistant United States Attorney at the U.S. Department of Justice. From 1988 to 1991, he practiced corporate and commercial litigation at the Chicago law firm of Ross & Hardies, now McGuire Woods Ross & Hardies. He previously served from 2003 to 2005 on the board of managers of White Cap Trading, L.L.C., an institutional agency broker.

Maureen O’Hara has been a director since January 2003 and lead director since January 2005. She is the Robert W. Purcell Professor of Finance at the Johnson Graduate School of Management, Cornell University. She holds degrees from the University of Illinois (B.S. Economics) and Northwestern University (M.S. Economics and Ph.D. Finance). In December 2006, Ms. O’Hara joined the board of directors of NewStar Financial Inc. Ms. O’Hara joined the faculty at Cornell in 1979. She has had visiting appointments at UCLA, the London Business School, the University of New South Wales, Cambridge University, and Hong Kong University of Science and Technology. Ms. O’Hara’s research focuses on issues in market microstructure, and she is the author of numerous journal articles as well as the book Market Microstructure Theory (Blackwell: 1995). In addition, Ms. O’Hara publishes widely on a broad range of topics in finance, including banking, law and finance, and experimental economics. She has served as President of the Western Finance Association and recently served as President of the American Finance Association.

Brian J. Steck has been a director since September 2004. Mr. Steck is currently President and Director of St. Andrews Financial Corp., a private financial and investment company and he has served as an advisor to Harris Bank since 2005. Mr. Steck also serves as Chairman of the Board of Purolator Courier and as a director of Dundee Precious Metals Inc. and CMA (Canadian Medical Association) Holdings Inc. Mr. Steck was Chairman and CEO of Nesbitt Burns Inc. and its subsidiaries from 1990 until his retirement in 1999. He was also Vice-Chairman of the Bank of Montreal, responsible for wealth management and investment banking from 1992 to 1999. Mr. Steck is past Chairman of the Investment Dealers Association of Canada, the Canadian Securities Institute, the Canadian District of the Securities Industry Association of America, and past Governor of the Toronto Stock Exchange.

Director Not Standing For Re-election

Raymond L. Killian, Jr. has been the Chairman of our board of directors since January 1997 and a director since March 1994. Mr. Killian was our President and Chief Executive Officer from September 10, 2004 to October 3, 2006 and previously served as President and Chief Executive Officer from March 1994 through January 1997, and again from September 1998 through June 2002. He directed the activities of our company beginning in 1987. Mr. Killian is currently a director of Global Payments, Inc. Mr. Killian was a director of Jefferies Group, Inc. from January 1997 to January 1999, an Executive Vice President of Jefferies Group, Inc. from 1985 to 1995, and a director and an Executive Vice President of Jefferies & Company, Inc. from 1985 to 1991. Mr. Killian served as National Sales Manager of Jefferies & Company, Inc. from 1985 to 1990.

Executive Officers

The executive officers of our company are appointed by, and serve at the discretion of, our board of directors. Other than Mr. Gasser, for whom information is provided above, the following sets forth information as to the other executive officers of our company.

Name	Age	Position
Angelo Bulone	41	Managing Director and Controller
Ian Domowitz	55	Managing Director
P. Mats Goebels	40	Managing Director, General Counsel and Secretary
Alasdair Haynes	47	Managing Director and Chief Executive Officer of ITG International
Christopher J. Heckman	45	Managing Director
Anthony J. Huck	42	Managing Director
David L. Meitz	42	Managing Director
Howard C. Naphtali	53	Managing Director and Chief Financial Officer

Angelo Bulone is Managing Director and Controller. Mr. Bulone joined our company in April 1997 as Vice President, Principal Accounting Officer and Controller. Mr. Bulone is responsible for all of our accounting operations, including corporate tax, treasury, financial management information systems, and financial and regulatory reporting. From 1993 to 1997, Mr. Bulone held the position of Vice President and Controller at I/B/E/S International, Inc.

Ian Domowitz is a Managing Director responsible for ITG Solutions Network, Inc., a provider of networking and analytical and research products. He joined ITG in April 2001. Mr. Domowitz was the Mary Jean and Frank P. Smeal Professor of Finance at Pennsylvania State University from June 1998 to April 2001, and a Professor at Northwestern University from September 1982 to May 1998.

P. Mats Goebels is Managing Director, General Counsel and Secretary. He joined our company in 1998 and is responsible for all legal and regulatory matters. Mr. Goebels was a corporate attorney at the New York offices of Sullivan & Cromwell from 1995 to 1998, and of Weil, Gotshal & Manges from 1991 to 1995. Mr. Goebels is a managing member of Sunrise Associates LLC.

Alasdair Haynes is a Managing Director and Chief Executive Officer of ITG International. In 1998, Mr. Haynes joined the company as Chief Executive Officer of Investment Technology Group Europe Limited (“ITG Europe”) following a 20-year career in investment banking working in London, Paris and Singapore. Prior to joining ITG, he held the position of Director and Head of Global Equity Derivatives at HSBC and has held senior positions with Bankers Trust, UBS and Morgan Grenfell. Mr. Haynes is a

Director of FIX Protocol Limited which aims to improve the global trading process by defining, managing and promoting an open protocol for real-time, electronic communication between industry participants.

Christopher J. Heckman is a Managing Director responsible for the POSIT® suite of products, sales and trading coverage teams and business development. He joined our company in January 1991 as a sales trader and became manager of institutional sales and trading in January 1997. Prior to joining ITG, Mr. Heckman worked in the program trading area at Salomon Brothers.

Anthony J. Huck is a Managing Director, responsible for algorithmic and portfolio trading, transition services, international sales and derivatives. He joined ITG in 1994 as a Vice President responsible for Portfolio Trading. From 1990 to 1994, Mr. Huck managed domestic and international customer program trading in the Equity Derivatives Group at Nomura Securities International.

David L. Meitz is a Managing Director responsible for Software Development, Technology and Trading Support Services, and Information Security/Business Continuity. He joined our company in July 2002 from Reuters America, Inc. where he held the position of Executive Vice President since 1995. Mr. Meitz previously held technology and customer service management positions at Citibank, N.A. and Quotron Systems, Inc., a wholly-owned subsidiary of Reuters America, Inc.

Howard C. Naphtali is Managing Director and Chief Financial Officer. He joined our company in April 1997 and was appointed as Managing Director and Chief Financial Officer in 2000. From 1988 to 1997, Mr. Naphtali worked for Reuters America, Inc. where he served as Senior Vice President and Chief Financial Officer as well as Senior Vice President and Chief Operating Officer of Quotron Systems, Inc., a wholly-owned subsidiary of Reuters.

Certain Significant Employees

The following sets forth information as to certain employees who make and are expected to continue to make significant contributions to our business.

Andrew Larkin is a Managing Director responsible for the company’s direct market access services. In March 2005, Mr. Larkin rejoined ITG, having previously been employed at our company from 1990 to 2004. He was Executive Director of the account management team in the electronic trading group of Morgan Stanley from July 2004 to March 2005. Before joining Morgan Stanley, Mr. Larkin was a Managing Director of our company and was responsible for the daily operations of the firm’s sales and trading business. Mr. Larkin began his career at Salomon Brothers’ program trading desk.

David Stevens is Managing Director and Chief Executive Officer of ITG Europe. He joined ITG in March 2005 as Head of Sales for ITG Europe. Prior to joining ITG, Mr. Stevens was a Managing Director at JPMorgan in London where he was Global Head of Pan European Equity Sales. Mr. Stevens began his investment banking career at Goldman Sachs in 1996 and became Co-Head of Pan European Equity Sales for the United Kingdom in 2000.

Nicholas Thadaney is the Chief Executive Officer of ITG Canada. Mr. Thadaney joined ITG Canada in October 2000 as Director of Quantitative Sales and Trading of ITG Canada and has held several roles since then, including Chief Executive Officer since September 2005. He began his career at First Canada Securities in 1992 and subsequently held positions at CT Securities and TD Securities.

James Mark Wright is a Managing Director and the Global Head of Product Management. He joined ITG in 1992 as Vice President of Software Development and has held several roles at ITG since then, including manager of the software development organization for ITG and chief information officer of the company.

EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Our compensation committee is responsible for reviewing and approving the compensation policies, plans and programs for our executive officers including (i) all individuals serving as our chief executive officer during 2006 (each, a “chief executive officer”), (ii) the individual serving as our chief financial officer during 2006 (the “chief financial officer”) and (iii) the three most highly compensated executive officers (other than the chief executive officers and the chief financial officer) who were serving as executive officers as of December 31, 2006 (collectively with the chief executive officers and the chief financial officer, the “named executive officers”).

Principal components of ongoing compensation for our executive officers include the following:

•       A mix of base salary and annual incentive compensation that is targeted between the 50th and 75th percentile of a peer group of companies at target performance relative to our market comparisons;

•       Annual incentive compensation with targets tied directly to the company’s continued financial growth;

•       A stock unit award program pursuant to which eligible participants may elect to defer receipt of a portion of his or her total cash compensation into shares of our common stock delivered on the third anniversary of the grant, with a 20% company match of such deferral after a three year vesting period;

•       Restricted share awards that vest based on the achievement of pre-established performance objectives tied to our continued financial growth and subject to the executive’s continued employment with the company and options that vest subject to the executive’s continued employment with the company, which provide incentive for long-term service and performance;

•       Limited executive perquisites; and

•       Change-in-control benefits that reflect industry practices while limiting stockholders’ financial exposure.

OBJECTIVES OF ITG’S EXECUTIVE COMPENSATION PROGRAMS

Our executive compensation programs have four key objectives:

•       Align executive compensation to incentivize management to:

•       Implement the company’s overall business strategy

•       Maximize stockholder value over time

•       Continuously improve company performance

•        Improve short, mid and long term financial performance of the company;

•       Encourage long-term service and loyalty to the company, resulting in management stability that enables us to promote the achievement of long-term objectives;

•       Provide a competitive total compensation package to attract and retain outstanding executive officers; and

•       Design compensation plans to be fully compliant with legal and regulatory requirements and easily understood and administered.

BENCHMARKING

Each year, the compensation committee commissions a benchmarking study of compensation levels for the executive officer positions to help inform the compensation committee’s decisions and monitor our executive compensation programs. As in previous years, the benchmarking study for 2006 was conducted by the compensation committee’s independent consultant. Comparisons on a three year average basis were made to executive compensation levels at five public-company peer organizations (Ameritrade Holding Corporation, Instinet Group Inc., Jefferies Group Inc., Knight Capital Group Inc., and NASDAQ Stock Market Inc.), as well as industry survey data. The compensation benchmarking data was not size-adjusted due to the small sample size of the peer group, although ITG’s relative size was a factor in the compensation committee’s application of the data, as were the differences between ITG’s mix of business and the business mix of the peer companies. The benchmarking survey is just one element considered by the compensation committee in setting compensation levels. In addition to the survey, the compensation committee considers internal pay equity, the executive’s prior years’ compensation, recommendations of our chief executive officer (other than with respect to the chief executive officer’s compensation), as well as other factors that the members of our compensation committee deem necessary or appropriate to attract, retain and properly incentivize management.

The following conclusions were reached based on the 2006 survey:

•       ITG is among the smaller companies in the peer group, which the compensation committee considered when setting named executive officer compensation levels.

•       In 2005, the company’s growth performance compared favorably to the overall peer group in terms of revenues and profit before tax, which the compensation committee also considered when setting named executive officer compensation levels.

•       ITG’s cash compensation at the time of the benchmarking survey was generally between the 50th and 75th percentile of the peer group of companies, but the total compensation levels at the time of the survey were generally below the 50th percentile of the peer group, primarily due to lower equity awards than the peer group of companies during the survey period. The compensation committee considered this factor in setting the level of equity awards for 2006 and in placing greater emphasis on pay-for-performance and long-term incentives.

ANALYSIS OF ITG’S EXECUTIVE COMPENSATION PROGRAMS

Base Salary Program

Base salary levels are established based on a comparison to the competitive market level of base salaries for the executives’ position and responsibilities. The base salaries of the named executive officers for 2006, which are disclosed in the Summary Compensation Table below, represent a lesser portion of an executive officer’s compensation package consistent with our objective to emphasize pay-for-performance and long-term incentives. The compensation committee did not adjust named executive officer base salaries in 2006 (other than for Mr. Haynes), based on a comparison to the competitive market level of base salaries for the executives’ position and responsibilities, and our compensation objectives.

The compensation committee approved a 16.6% increase in base salary for Mr. Haynes to better align Mr. Haynes’ base salary with internal pay equity levels and competitive market levels of base salaries for similarly situated executives.

For additional information on the establishment of Mr. Killian’s and Mr. Gasser’s base salary, see the description under the heading “Employment Agreements” below.

Annual Incentive Program

Our annual bonus program for our executive officers (including the named executive officers other than Mr. Haynes), the Pay-For-Performance Incentive Plan, is formula-based and designed to reward our executives based on the financial growth of the company or the executive’s business unit. The formulas are approved by the compensation committee during the first quarter of the year. For 2006, bonuses for Messrs. Killian and Naphtali, which are reflected in the Summary Compensation Table below, were based on a formula tied to ITG’s 2006 pre-tax operating income because our compensation committee believed that this measure is strongly linked to stockholder value. For 2006, bonuses for Mr. Huck and Mr. Heckman, which are reflected in the Summary Compensation Table below, were based on a formula linked to revenues for the U.S. broker-dealer business which they lead, because it is the component of ITG pre-tax operating income over which they have the greatest control.

The Pay-for-Performance Incentive Plan’s formulas are designed to produce targeted levels of incentive compensation if targeted levels of performance are achieved. In determining targeted levels of incentive compensation, the compensation committee considers the competitive benchmarking results, prior years’ compensation levels, and the 50th to 75th percentile total compensation objective. Performance targets are based on the annual budget. They reflect significant growth targets in pre-tax operating income and revenues that the compensation committee considers challenging. As is typical practice in our industry (because base salaries in our industry are typically a lesser component of cash compensation), the executive officers will receive bonuses as long as the aforementioned performance measures are positive.

The percentage of pre-tax profit payable to Mr. Killian under our Pay-For-Performance Incentive Plan for 2006 was determined pursuant to his employment agreement. Please see the narrative following the Grants of Plan-Based Awards Table.

The compensation committee certifies the performance results and approves bonus payments during the first quarter of the following year, following completion of our audited financial statements. The compensation committee also has the ability to exercise negative discretion with respect to the approval of bonuses, which it did not exercise for 2006.

Mr.  Gasser, who joined the company in October 2006, did not receive a bonus in 2006 under our Pay-For-Performance Incentive Plan. He received a fixed bonus for 2006 in accordance with the terms of his employment agreement. See the description of Mr. Gasser’s employment agreement under the heading “Employment Agreements” below.

As a non-U.S. based officer, Mr. Haynes does not participate in the Pay-for-Performance Incentive Plan. For 2006, Mr. Haynes’s bonus was based on a subjective evaluation of his performance and the performance of his business unit. This approach was used for Mr. Haynes because the emerging-business status of his business unit makes formula-based financial metrics a less useful way to evaluate his performance.

See “Impact of Regulatory Requirements” below for a discussion of tax considerations related to our annual incentive plan.

Stock Unit Award  Program (“SUA Program”)

Our SUA Program was amended for awards granted as of April 2006 so that each participant in the program (including the named executive officers other than Mr. Haynes) could irrevocably elect, on an annual basis, to forgo the receipt of a portion of their 2006 total cash compensation and receive units representing shares of our common stock on a one for one basis with a fair market value equal to 120% of the forgone compensation. The matching units that represent the additional 20% of the forgone compensation vest on the third anniversary of the grant date, provided the participant remains employed by the company through such date. The remaining units are vested as of the grant date. All vested units are delivered in shares of ITG common stock on the third anniversary of the date of grant. (Prior to the amendment, participation was mandatory and participants received common stock with a fair market value equal to 130% of forgone compensation, with half of the matching stock units vesting on the third anniversary of the match and the other half vesting on the sixth anniversary of the match.)  We believe that the SUA Program encourages our executives to align their economic interests with those of our stockholders, by providing a vehicle for investing a portion of compensation in our stock. It also promotes executive retention and encourages long-term service, because payment of a portion of the units—16.67%—received in lieu of cash compensation is subject to the condition that the executive remain continuously employed by ITG for three years from the date of grant. The three year vesting schedule is consistent with the vesting schedule of our other equity-based awards and was intended to encourage increased participation in a voluntary program. In light of the reduction in the vesting requirement, the compensation committee determined that reducing the level of matching units to 20% was appropriate. The 20% match and three year vesting schedule were also consistent with a benchmarking study of companies that have these types of programs.

The number of units granted under the SUA Program in 2006 was determined based upon (a) the average of the closing bid and ask prices per share of our common stock on the NYSE for the five days up to and including the last trading day of the calendar quarter for the first quarter of 2006, and (b) the average of the high and low prices per share of our common stock on the NYSE on the last trading day of each calendar quarter for each quarter starting with the second quarter of 2006. The per share price for the common stock was not the closing price per share on the grant date of our common stock on the NYSE because our Amended and Restated 1994 Stock Option and Long-Term Incentive Plan does not require that the closing price be used. We intend to change this practice and, if the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan is approved, the closing price will be the price used for all award grants under the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan. In addition, on March 26, 2007, our board of directors approved an amendment to the SUA Program providing that units (and matching units) under the SUA Program will be granted to participants as of the date the foregone compensation would have otherwise been paid to the participants, with the number of units determined based on the per share closing price as of that date. The foregoing amendment will be effective as of this annual meeting if the stockholders approve the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan.

Amended and Restated 1994 Stock Option and Long-term Incentive Plan Awards

In 2006, we granted to our named executive officers stock options that vest based on continued employment with the company for three years from the grant date and restricted share awards that vest based on the achievement of pre-established performance objectives. The restricted share awards vest, in whole or in part, three years after their grant date, if our cumulative three year pre-tax income (as adjusted by the compensation committee for certain non-recurring items) meets or exceeds certain thresholds and the grantee has been continuously employed by us through such date. In connection with the company’s alignment of Mr. Haynes’ compensation with internal pay equity levels and competitive market levels of equity awards for similarly situated executives, Mr. Haynes also received a restricted share award that vests based on continued employment with the company for three years from the grant date. In 2003 and 2004, we granted performance-based options which vested based on the same performance criteria described above for restricted share awards (i.e. if our three-year cumulative pre-tax income, as adjusted by the compensation committee for certain non-recurring items, met or exceeded certain performance targets).

We grant stock options and restricted share awards to reward our executives based on absolute growth in our stock price and our multi-year operational performance tied to financial growth objectives. We determined the amount of stock option and restricted share awards granted so that, assuming our performance targets are achieved, the executive would recognize equal value from each type of award because the compensation committee considered the performance objectives to be equally important. The company believes that pre-tax operating income is linked to long-term stockholder value creation, with a three-year measurement period being consistent with competitive practice. Performance targets are based on projected growth rates. Threshold performance is set at an expected but not assured level and target performance is set at a challenging level to reward outstanding performance. Threshold, target and maximum performance goals are set sufficiently high such that in 2003 we failed to reach the minimum performance target, resulting in the forfeiture of all of the 2003 performance-based option awards, and in 2004, we exceeded the target but did not reach the maximum performance target, resulting in 95.05% of the 2004 option awards vesting and the forfeiture of 4.95% of the option awards. The option and restricted share award dates are never established retrospectively, and are determined without consideration for recent or expected future public announcements. Awards granted in 2006 to named executive officers are disclosed in the Summary Compensation Table, the Grants of Plan-Based Awards Table and the Outstanding Equity Awards for Named Executive Officers at December 31, 2006 Table.

In 2006, the compensation committee approved all equity awards to named executive officers. In determining the size of each named executive officer’s award, the compensation committee considered a number of factors, including (i) if the company’s challenging multi-year targets are achieved, the executive’s total compensation would generally be in the 50th to 75th percentile range compared to similarly situated executives at the peer group of companies, (ii) relative grant levels among the company’s other executive officers and (iii) the levels of grants that the executive received in prior years.

The compensation committee decided at the suggestion of Mr. Killian not to provide him with an award in 2006, due to the fact that he already owned a substantial number of ITG shares and also followed his recommendation to use the available award pool for grants to other employees.

Pursuant to his employment agreement (described below), for 2006, Mr. Gasser received a restricted stock unit award of 31,250 units which represent shares of our common stock on a one for one basis, subject to the re-approval of the performance criteria under the Investment Technology Group, Inc. Amended and Restated 1994 Stock Option and Long-term Incentive Plan and the restricted stock unit award by our stockholders, and an option to purchase a number of shares of our common stock such that the option had a Black Scholes value of $1,156,000, designed in part to align the mutuality of interests between Mr. Gasser and our stockholders.

Share Retention Program

We do not impose stock ownership requirements on our executive officers. Instead, we require executive officers to retain a portion of the shares received upon exercise of options granted after March 2003 (when the compensation committee approved this program). The company expects that this requirement will further align the interests of senior management with the interests of stockholders and lessen any appearance of an incentive for management to seek to cause unsustainable short-term increases in our stock price. Under this retention program, each executive officer may not sell more than 50% of the number of “Net Shares” acquired upon the exercise of stock options, for three years following the date of option exercise, regardless of whether the individual remains in our employ (except as described below). “Net Shares” is defined as the shares received upon exercise of an option after payment of any taxes and exercise price. (The executive officer is not obligated to retain the shares actually acquired pursuant to the option exercise, so long as the executive retains a number of shares from his or her other ITG stock holdings equal to the number of Net Shares.)  In the event of a change in control or termination due to death, permanent disability or involuntarily not-for-cause, the trading restrictions lapse immediately because the objectives of the share retention program no longer apply in these circumstances.

Executive Perquisites

It is our policy not to provide executive perquisites and special benefits unless they are reasonable and business-related. The company provides certain perquisites as a result of an arrangement that was specifically negotiated in connection with the hiring of Mr. Killian as chief executive officer in 2004. As shown in the Summary Compensation Table below, pursuant to Mr. Killian’s employment agreement, in 2006 we paid rent and utility expenses for Mr. Killian’s apartment in New York City. Mr. Killian maintains his home residence in the Boston area, and his responsibilities during 2006 required him to work frequently in New York City. The rent amount was included as income in 2006 for Mr. Killian, who received no additional tax-related payments.

All amounts related to perquisites and special benefits for named executive officers are disclosed in the “All Other Compensation” column of the Summary Compensation Table, along with details on their valuations, as applicable.

Retirement Benefits

Our named executive officers, other than Mr. Haynes, participate in our tax-qualified Retirement Savings Plans on the same basis as all other U.S.-based full-time employees. We do not maintain any supplemental executive retirement plans. However, it is our policy to make an additional payment to those employees whose employer contributions for the year are limited by Federal income tax laws. See footnote five to the Summary Compensation Table.

Mr. Haynes participates in ITG Europe’s Retirement Savings Plan on the same basis as all other employees of such affiliate.

Severance and Change-in-Control Agreements

On May 9, 2006, our compensation committee approved change-in-control benefit agreements for selected executives. In reaching its decision, the compensation committee’s key objectives included the following:

•       Promote senior management stability during a time of significant business combination activity in our industry;

•       Limit benefit coverage to key executives whose continued employment might be vulnerable following a change in control;

•       Reflect competitive practices in the industry; and

•       Minimize potential costs to ITG’s stockholders.

To assist its deliberations, the compensation committee commissioned an independent consultant to conduct a benchmarking study of change-in-control benefits in our industry. A peer group of nineteen public companies was used, the majority of which are significantly larger than us. These larger companies were included because company size is not a significant factor in the design of change-in-control benefit programs. The companies included in the benchmarking study included Ameritrade Holding Corporation, Instinet Group Inc., Jefferies Group Inc., Knight Capital Group Inc., NASDAQ Stock Market Inc., Archipelago, Bear Stearns, Charles Schwab, Chicago Mercantile Exchange, Citigroup, Credit Suisse Group, Deutsche Bank AG, E*Trade, Goldman Sachs, JP Morgan Chase, LaBranche, Lehman Brothers, Merrill Lynch, and Morgan Stanley. The following conclusions were reached:

•       Equity award acceleration requires a single trigger at most peer companies (that is, all equity awards vest upon a change in control, even if the executive continues his employment);

•       Change-in-control severance benefits require a double-trigger (that is, both change in control and termination, usually within 24 months, must occur);

•       Typical severance benefits equal 2.99 times base salary plus bonus for the chief executive officer, and 2.00 times base salary plus bonus for other senior executives; and

•       Most peer companies do not provide a gross-up for the so-called “golden parachute” excise tax.

The approved agreements cover all named executive officers except Mr. Killian (who was our chief executive officer at the time of the approval) and Mr. Gasser. Mr. Gasser, who was appointed President and Chief Executive Officer on October 4, 2006, is eligible for change-in-control benefits pursuant to the terms of his employment agreement described below. To receive these severance benefits, the affected executive must sign a release that waives his or her right to bring suit against us or our successor for wrongful discharge or any other employment related matters. The agreements (which are described in greater detail below under the heading “Severance and Change-in-Control Arrangements”) were intended by the compensation committee to provide benefits at the low end of the competitive range and include the following:

•       Severance payments require termination, either involuntary not-for-cause (and not as a result of death or disability) or voluntary with good reason as defined, within 18 months following a change in control;

•       Severance benefits range from one to two times the sum of base salary plus average bonus over the prior three years;

•       Terminated individuals also receive a pro rata target bonus for the year of termination and health and welfare benefits for up to two years following the date of termination;

•       If the change-in-control benefits would cause the executive to be subject to the golden parachute excise taxes, then the benefits are reduced to the highest level that does not trigger the excise tax unless the value after the executive pays all taxes is greater (in which case no reduction is made); and

•       Under no circumstances do we provide any tax-related payments such as excise-tax gross-ups.

Mr. Gasser’s severance and change-in-control benefits were set as a result of negotiations as described below under the heading “Employment Agreements”.

In addition, under pre-existing agreements, all unvested equity awards vest immediately upon a change in control, with performance-based awards vesting at the 100% level.

ITG has no plans or agreements in place regarding executive severance benefits upon a termination that is unrelated to a change in control, with the exception of the ones described below in the “Employment Agreements” section.   In the event of the termination of a named executive officer not covered by an employment agreement, severance benefits (if any) are negotiated as deemed necessary or advisable by the compensation committee.

Employment Agreements

The company has provided three named executive officers with employment agreements, Mr. Killian, the Chairman and former Chief Executive Officer, Mr. Gasser, the current President and Chief Executive Officer and Mr. Haynes, the Chief Executive Officer of ITG International.

Effective September 10, 2004, Mr. Killian entered into an employment agreement with the company to serve as President and Chief Executive Officer through December 31, 2006. As shown in the Summary Compensation Table, the agreement provided for a base salary of $900,000 per year, an annual bonus under our Pay-for-Performance Incentive Plan of 0.7% of our pre-tax income and up to an additional 1.0% of our pre-tax income contingent upon our achieving certain threshold levels of pre-tax income (please see the description of our Pay-For-Performance Incentive Plan, above, and the narrative following the Grants of Plan-Based Awards Table, below). The division of Mr. Killian’s compensation between base salary and performance-based bonus was intended to provide cash compensation and performance-based bonuses commensurate with Mr. Killian’s level of experience and to a degree similar to comparable companies reviewed in connection with establishing Mr. Killian’s compensation. In addition, the compensation committee also considered Mr. Killian’s substantial equity ownership in the company in considering whether to include additional equity-based compensation in Mr. Killian’s compensation package. In addition, as explained above under the sub-heading “Executive Perquisites”, the agreement requires us to provide an apartment in New York City for Mr. Killian’s use during the term of his employment plus utilities, telephone and other related expenses, which for 2006 was not permitted to exceed $13,000 per month.

On December 19, 2006, Mr. Killian’s agreement was amended to extend the term of Mr. Killian’s employment through March 31, 2007. We believe that Mr. Killian’s continued employment through March 31, 2007 will help ensure a smooth transition for the company and our new chief executive officer, Mr. Gasser. To reflect Mr. Killian’s reduced role with the company, the amended agreement provides that, in lieu of the compensation contemplated by certain terms of Mr. Killian’s original agreement, and any other cash or equity compensation for which Mr. Killian may be eligible, Mr. Killian’s compensation for the period from January 1, 2007 to March 31, 2007 will be 25% of the cash compensation paid to Mr. Killian by the company for the 2006 calendar year. However, Mr. Killian and his wife continue to be entitled to medical benefits for the remainder of their lives and Mr. Killian continues to be entitled to an apartment in New York City for the remainder of the agreement’s term.

On September 15, 2006, Mr. Gasser entered into an employment agreement with us. Mr. Gasser began employment as our President and Chief Executive Officer on October 4, 2006. In connection with our search for a new chief executive officer, the compensation committee, in consultation with the search committee, an executive search firm and outside counsel, determined that it needed to offer Mr. Gasser a market competitive compensation package to join us which, of necessity, needed to include a meaningful incentive to forgo certain compensation opportunities offered by his prior employer. Therefore, the compensation committee formulated and structured the compensation package based on survey data, our historical compensation practices and packages in place for our prior chief executive officer and executive officers generally. It also took into account Mr. Gasser’s level of experience in his prior position. Based on the foregoing considerations, the compensation committee developed a compensation package generally consisting of three elements:  (i) a base salary, (ii) a guaranteed cash bonus for 2006 and cash bonuses for subsequent years tied to our attainment of pre-established financial objectives and Mr. Gasser’s personal performance, and (iii) stock-based incentive awards to be granted in 2006 (representing awards for 2006 and 2007) and 2008 (including the restricted stock unit award and options granted in 2006 as described above). The compensation committee determined the level for each element of compensation based on its current practices for executives generally and its long-standing philosophy in providing market competitive compensation. It also structured the bonuses in a manner that it believes reflects the contributions that Mr. Gasser can make to our results. The severance and change-in-control provisions of Mr. Gasser’s employment agreement are generally consistent with the provisions included in our standard change-in-control agreements in place for our other executive officers, except that Mr. Gasser may voluntarily resign for any reason or no reason within the thirty day window following the six-month anniversary of a change in control and receive severance benefits. See “Severance and Change-in-Control Arrangements” below for a more detailed description of Mr. Gasser’s severance and change-in-control provisions. The final terms of Mr. Gasser’s employment agreement were the product of arms-length negotiations between us (including the search committee and the compensation committee) and our advisors and Mr. Gasser and his advisors, prior to Mr. Gasser’s commencement of employment with us.

Consistent with typical practice for European executives, on November 17, 1998, Mr. Haynes entered into an employment agreement with ITG Europe, to serve as the chief executive officer of  ITG Europe. The company continues to believe that the terms of this agreement provide appropriate severance, the details of which are described in the “Severance and Change-in-Control Arrangements” section below in the event of certain terminations of employment.

IMPACT OF REGULATORY REQUIREMENTS

In making executive compensation decisions, the compensation committee is mindful of the impact of regulatory requirements on those decisions. In particular, regulatory requirements affect the compensation committee’s decisions in the following ways:

•       Internal Revenue Code Section 162(m):   The company generally intends for compensation paid to the executive officers to be fully deductible, by ensuring that the compensation paid to our executive officers is performance-based compensation within the meaning of, or does not exceed the $1 million annual cap imposed by, Section 162(m). Accordingly, the portion of the variable compensation paid to our executive officers through annual bonuses and stock options for our chief executive officer and other named executive officers is designed to qualify as “performance-based” compensation within the meaning of Section 162(m) and provided under stockholder-approved plans that meet the requirements for deductibility under Section 162(m). While the restricted share awards that were granted under our Amended and Restated 1994 Stock Option and Long-term Incentive Plan to our executive officers (other than Mr. Gasser) do not qualify as performance-based compensation within the meaning of Section 162(m), we do not currently expect that the value of such awards when recognized by our named executive officers will, together with the executive officer’s other non-performance-based compensation, materially exceed the $1 million cap. If the proposals to approve Mr. Gasser’s restricted stock unit award is approved, Mr. Gasser’s restricted stock unit award will qualify as performance-based compensation under Section 162(m).

           The company believes that tax deductibility of compensation is an important factor, but not the sole factor, in setting executive compensation policy or in rewarding superior executive performance. Accordingly, although the company generally intends to avoid the loss of a tax deduction due to Section 162(m), it reserves the right to pay amounts that are not deductible in appropriate circumstances. In establishing our annual bonus awards and equity grants for 2006, the company considered the tax and accounting implications of the awards and grants, but determined the awards and grants primarily by their effectiveness in providing maximum alignment with the key strategic objectives identified above.

•       Internal Revenue Code Section 409A:   The compensation committee intends all programs to be designed so that they are not considered deferred compensation under the Section 409A definitions, or they comply with the deferred compensation rules in Section 409A.

•       SFAS No. 123R “Shared Based Payment”:   The company early-adopted SFAS No.123 “Accounting for Stock-Based Compensation” (“FAS 123R”) on a voluntary basis in January 2003. In determining option and restricted share awards in 2006, the compensation committee considered the potential expense of those programs under FAS 123R and the impact on earnings per share. The compensation committee concluded that the associated expense and earnings per share impact were appropriate, given competitive compensation practices in the industry, our performance and the motivational and retention effect of the awards.

CD&A CONCLUSIONS

We and our compensation committee regularly consider ways to improve the ability of our executive compensation programs to meet our objectives. We believe that our executive compensation programs in

2006 were consistent with our objectives and guiding principles, and are in the best interests of our stockholders. Key reasons for this conclusion include the following:

•       Competitive benchmarking indicates that our executive compensation levels are within a normal range of competitive practice;

•       Total compensation is highly dependent on company and business unit performance, through a compensation mix that emphasizes performance-based pay, limited perquisites and special benefits, formula-based annual bonuses, stock options and performance-based restricted share awards;

•       Executive officers are required and encouraged to align their economic interests with those of stockholders through the SUA Program, option awards and stock-based awards;

•       Our executive retention objectives are achieved at reasonable cost through the change-in-control benefits program, the SUA Program and the vesting schedules for option and stock-based awards; and

•       The cost and dilution of equity award programs are reasonable in light of our size, industry and performance.

Executive Compensation

Summary Compensation Table

The following table sets forth the compensation for 2006 paid or awarded to, or earned by, our named executive officers.

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)(1)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation (1)(4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)		(d)		(e)	(f)	(g)	(h)	(i)
Raymond L. Killian, Jr.,	2006	900,000		—		54,215	—	2,552,646	192,102	3,698,963
Chairman and former Chief Executive Officer
Robert C. Gasser,	2006	250,000	(7)	520,000	(8)	115,156	92,901	—	—	978,057
President and Chief Executive Officer
Howard C. Naphtali,	2006	500,000		—		152,115	428,596	1,201,245	30,800	2,312,756
Managing Director and Chief Financial Officer
Christopher J. Heckman,	2006	500,000		—		105,198	394,878	1,112,320	30,800	2,143,196
Managing Director
Anthony J. Huck,	2006	500,000		—		106,668	394,878	1,112,320	30,800	2,144,666
Managing Director
Alasdair Haynes,	2006	322,106		1,058,347		205,985	149,201	—	39,338	1,774,977
Managing Director and Chief Executive Officer of ITG International(6)

(1)          The amounts shown in columns (c), (d) and (g) include salary, bonus and non-equity incentive plan compensation, if any, forgone at the election of the named executive officers in favor of receiving stock units under the SUA Program. Under the SUA Program, the named executive officers were granted units representing our common stock with a fair market value on the grant date equal to 120% to 130% of the forgone compensation. For more information relating to the units granted during 2006 under the SUA Program, see the Grants of Plan-Based Awards Table and the narrative discussion following the Grants of Plan-Based Awards Table.

(2)          The amounts shown in column (e) are the amounts recognized in the company’s financial statements for 2006 in respect of restricted share awards (including the restricted stock units granted under our SUA Program with a value in excess of the forgone cash compensation) awarded to each of the named executive officers, as determined pursuant to FAS 123R, but modified to eliminate any reduction in the grant date fair value of the awards for the possibility of service-based forfeiture. Except as noted in the immediately preceding sentence, the fair value of the awards was determined using the valuation methodology and assumptions set forth in footnote 2 to the company’s financial statements included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which are incorporated herein by reference. The amounts shown include amounts recognized in the company’s financial statements for 2006 in respect of awards granted in prior years. See the narrative discussion following the Grants of Plan-Based Awards Table for more information about awards granted in 2006.

(3)          The amounts shown in column (f) are the amounts recognized in the company’s financial statements for 2006 in respect of stock options awarded to each of the named executive officers, as determined pursuant to FAS 123R, but modified to eliminate any reduction in the grant date fair value of such grants for the possibility of service-based forfeiture. Except as noted in the immediately preceding sentence, the fair value of the awards was determined using the valuation methodology and assumptions set forth in footnote 2 to the company’s financial statements included in the company’s

Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which are incorporated herein by reference. The amounts shown include amounts recognized in the company’s financial statements for 2006 in respect of awards granted in prior years (including the “earned” performance-based stock options that were granted in 2004, earned on December 31, 2006 and vested on January 1, 2007). See the narrative discussion following the Grants of Plan-Based Awards Table for more information about awards granted in 2006.

(4)          The amounts shown in column (g) were earned under our Pay-For-Performance Incentive Plan. See the Grants of Plan-Based Awards Table and the narrative discussion following the Grants of Plan-Based Awards Table for more information about these awards.

(5)          Except as specifically noted below, the amount of (or incremental cost to the company with respect to) any of the elements of compensation included in column (h) did not exceed (x) in the case of any personal benefit or perquisite, $25,000, or (y) in the case of any other element of compensation, $10,000. In addition to the amounts quantified in the table below, the company reimbursed Messrs. Killian and Haynes for the incremental cost of travel for their spouses to certain board of directors’ meetings and related entertainment.

Name	Company Contributions to Defined Contribution Plans		Company Payment of Rent and Utilities
Raymond L. Killian, Jr.	$30,800	*	$155,516
Robert C. Gasser	—		—
Howard C. Naphtali	$30,800	*	—
Christopher J. Heckman	$30,800	*	—
Anthony J. Huck	$30,800	*	—
Alasdair Haynes	$38,653	**	—

*                    Under our Retirement Savings Plans, we match 66 2/3% of employee contributions up to a maximum of 6% of the employee’s eligible compensation per year, we make a discretionary profit sharing contribution that can vary from 0 - 8% of the employee’s eligible compensation and we contribute 3% of each employee’s salary. For 2006, the discretionary profit sharing contribution was 7% of the employee’s eligible compensation. These contributions are subject to applicable limitations under the U.S. Federal income tax laws. However, it is our policy to make an additional cash payment to those employees whose employer contributions for the year are limited by U.S. Federal income tax laws. In 2006, the additional cash payment to such employees was $1,800, which amount is included in the amounts set forth in “Company Contributions to Defined Contribution Plans” above.

**             The amount shown includes Mr. Haynes’ retirement contribution, which amount represents 12% of Mr. Haynes’ base salary in accordance with the ITG Europe Retirement Plan, under which the company contributes a determined percentage of the employee’s base salary contingent on his/her age and years of service.

(6)          Mr. Haynes’ base salary, bonus and retirement contribution was converted from GBP to USD at the following exchange rate:  1 USD:.5433 GBP, which exchange rate represents the average rate of exchange during the 2006 fiscal year.

(7)          Pursuant to the employment agreement between Mr. Gasser and the company, dated September 15, 2006, for the period from October 4, 2006 through December 31, 2006, Mr. Gasser received an aggregate base salary of $250,000.

(8)          Pursuant to Mr. Gasser’s employment agreement, dated September 15, 2006, in lieu of an incentive award under the Pay-For-Performance Incentive Plan, Mr. Gasser received a guaranteed bonus of $520,000 for 2006.

Grants of Plan-Based Awards

The table set forth below lists each grant or award made in 2006 to any of the named executive officers under any of the company’s equity and non-equity incentive plans.

								All Other Stock Awards:		All Other Option Awards:	Exercise or Base
		Estimated Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Number of Shares of Stock		Number of Securities Underlying	Price of Option Awards	Grant Date Fair	Closing Price on
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(3)	Target (#)(4)	Maximum (#)(5)	or Units (#)(6)		Options (#)(7)	($/SH) (8)	Value ($) (9)	Grant Date
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)	(k)	(l)	(m)
Raymond L. Killian, Jr.	1/17/06	—	—	—	—	—	—	4,418	*	—	—	160,468	—
	1/17/06	—	—	—	—	—	—	1,325		—	—	48,140	—
	4/17/06	—	—	—	—	—	—	3,184	*	—	—	157,075	—
	4/17/06	—	—	—	—	—	—	637		—	—	31,415	—
	7/17/06	—	—	—	—	—	—	3,327	*	—	—	163,594	—
	7/17/06	—	—	—	—	—	—	665		—	—	32,719	—
	10/16/06	—	—	—	—	—	—	3,487	*	—	—	157,889	—
	10/16/06	—	—	—	—	—	—	697		—	—	31,578	—
Robert C. Gasser	10/4/06	—	—	—	—	31,250	—	—		—	—	1,381,875	—
	10/4/06	—	—	—	—	—	—	—		69,856	44.22	1,156,000	44.93
Howard C. Naphtali	8/31/06	—	—	—	1,200	3,600	4,800	—		—	—	217,440	—
	8/31/06	—	—	—	—	—	—	—		12,800	45.30	217,856	46.21
	1/17/06	—	—	—	—	—	—	2,866	*	—	—	104,083	—
	1/17/06	—	—	—	—	—	—	860		—	—	31,225	—
	4/17/06	—	—	—	—	—	—	1,455	*	—	—	71,785	—
	4/17/06	—	—	—	—	—	—	291		—	—	14,357	—
	7/17/06	—	—	—	—	—	—	1,522	*	—	—	74,853	—
	7/17/06	—	—	—	—	—	—	305		—	—	14,971	—
	10/16/06	—	—	—	—	—	—	1,793	*	—	—	81,212	—
	10/16/06	—	—	—	—	—	—	359		—	—	16,242	—
Christopher J. Heckman	8/31/06	—	—	—	1,200	3,600	4,800	—		—	—	217,440	—
	8/31/06	—	—	—	—	—	—	—		12,800	45.30	217,856	46.21
	1/17/06	—	—	—	—	—	—	2,116	*	—	—	78,682	—
	1/17/06	—	—	—	—	—	—	650		—	—	23,605	—
	4/17/06	—	—	—	—	—	—	1,213	*	—	—	59,870	—
	4/17/06	—	—	—	—	—	—	243		—	—	11,974	—
	7/17/06	—	—	—	—	—	—	1,345	*	—	—	66,116	—
	7/17/06	—	—	—	—	—	—	269		—	—	13,223	—
	10/16/06	—	—	—	—	—	—	1,480	*	—	—	67,029	—
	10/16/06	—	—	—	—	—	—	296		—	—	13,406	—
Anthony J. Huck	8/31/06	—	—	—	1,200	3,600	4,800	—		—	—	217,440	—
	8/31/06	—	—	—	—	—	—	—		12,800	45.30	217,856	46.21
	1/17/06	—	—	—	—	—	—	2,166	*	—	—	78,682	—
	1/17/06	—	—	—	—	—	—	650		—	—	23,605	—
	4/17/06	—	—	—	—	—	—	1,213	*	—	—	59,870	—
	4/17/06	—	—	—	—	—	—	243		—	—	11,974	—
	7/17/06	—	—	—	—	—	—	1,345	*	—	—	66,116	—
	7/17/06	—	—	—	—	—	—	269		—	—	13,223	—
	10/16/06	—	—	—	—	—	—	1,480	*	—	—	67,026	—
	10/16/06	—	—	—	—	—	—	296		—	—	13,406	—
Alasdair Haynes	1/3/06	—	—	—	—	—	—	10,000		—	—	360,120	—
	8/31/06	—	—	—	1,075	3,225	4,300	—		—	—	194,790	—
	8/31/06	—	—	—	—	—	—	—		10,800	45.30	183,816	46.21

(1)          The annual incentive awards payable to Messrs. Killian, Naphtali, Heckman and Huck under the Pay-For-Performance Incentive Plan do not include threshold, target or maximum payout amounts. Accordingly, no payout amounts are shown in columns (c) through (e) for Messrs. Killian, Naphtali, Heckman and Huck.

(2)          The amounts shown in columns (f) through (h) are the number of shares of stock that will vest for Messrs. Naphtali, Heckman, Huck and Haynes for the 2006-2008 performance period if our three-year cumulative pre-tax income, as adjusted by the compensation committee for certain non-recurring items, meets or exceeds certain performance targets (provided the executive remains employed for the performance period). For Mr. Gasser, these columns show the number of shares that will be earned if certain pre-tax operating performance objectives are achieved (provided he remains employed through the date the performance objective is achieved). If the company does not achieve these performance objectives by September 30, 2009, or if the stockholders do not approve Mr. Gasser’s performance criteria, Mr. Gasser’s restricted stock unit award would be forfeited. These awards were made pursuant to the terms of the company’s Amended and Restated 1994 Stock Option and Long-term Incentive Plan. See the narrative discussion following this Table for more information about the plan and these awards.

(3)          This column (f) shows the number of shares that would be earned if a threshold of 25% of the three-year cumulative pre-tax income objective is achieved.

(4)          This column (g) shows the number of shares that would be earned if 75% of the three-year cumulative pre-tax income objective is achieved for the named executive officers (other than Mr. Gasser) and for Mr. Gasser, the number of shares that would be earned if 100% of the 12-month pre-tax income objective is achieved.

(5)          This column (h) shows the number of shares that would be earned if 100% or more of the three-year cumulative pre-tax income objective is achieved for the named executive officers.

(6)(*)     The number of shares subject to the restricted stock units shown in column (i) for Messrs. Killian, Naphtali, Heckman and Huck were granted under the SUA Program. For SUA awards that were made in January 2006, 76.92% of the stock units are at all times fully vested and non-forfeitable, half of the remaining stock units vest and become non-forfeitable on the third anniversary of the match and the other half vest and become non-forfeitable on the sixth anniversary of the match; provided the participant is continuously employed by ITG through such time. For SUA awards that were made after January 2006, 83.34% of the stock units are at all times fully vested and non-forfeitable and 16.67% of the stock units vest and become non-forfeitable on the third anniversary of the match; provided the participant is continuously employed by ITG through such time. The SUA awards marked with an asterisk reflect the units issued in lieu of the compensation foregone and the value of such units is included in the Summary Compensation Table as described above; those awards without an asterisk reflect the matching units representing the additional 30% (for SUA awards that were made in January 2006) or 20% (for SUA awards that were made after January 2006) of the foregone compensation and the value of such units is included in the Summary Compensation Table as described above. For more information relating to the units granted during 2006 under the SUA Program, see the narrative discussion following this Table. The number of shares shown for Mr. Haynes reflects a time-based restricted share award grant that will vest on January 3, 2009, subject to Mr. Haynes’ continuous employment with the company through such date. Mr. Haynes’ restricted share award was made under the company’s Amended and Restated 1994 Stock Option and Long-term Incentive Plan.

(7)          Column (j) shows the number of shares underlying options granted to the named executive officers under the company’s Amended and Restated 1994 Stock Option and Long-term Incentive Plan. For the named executive officers other than Mr. Gasser, the options vest on August 31, 2009, subject to the executive officer’s continuous employment with the company through such date, and the term of the options expire on August 31, 2011. Mr. Gasser’s options vest in equal annual installments on each of the first three anniversaries of the grant date, subject to Mr Gasser’s continuous employment with the company on the applicable date, and the term of the options expire on October 4, 2011.

(8)          The exercise price was the average of the high and low price per share of our common stock on the NYSE on the grant date. We intend to change this practice and, if the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan is approved by the stockholders, we will use the closing price on the grant date for option grants.

(9)          Reflects the full grant date fair value of the awards as determined pursuant to FAS 123R, without consideration of any reduction in the grant date fair value of the awards for the possibility of service-based forfeiture. Except as noted in the immediately preceding sentence, the fair value of the awards was determined using the valuation methodology and assumptions set forth in footnote 2 to the company’s financial statements included in the company’s Annual Report on  Form 10-K for the fiscal year ended December 31, 2006, which are incorporated herein by reference.

Pay-For-Performance Incentive Plan

For each named executive officer (other than Messrs. Gasser and Haynes), during the first quarter of 2006, the compensation committee specified an award under the Pay-For-Performance Incentive Plan and performance objectives upon which payment of the award will be conditioned. Although the compensation committee has no discretion to increase the amounts of awards previously established under the Pay-For-Performance Incentive Plan, the plan permits the compensation committee to reduce the amount of or cancel final awards, in view of business strategy, performance of comparable organizations, economic and business conditions, personal performance of the participant, or otherwise. The compensation committee may also provide that income of a business unit may be adjusted downward to reflect specified charges, expenses, and other amounts, or adjust or modify awards and performance objectives in recognition of unusual or nonrecurring events, in response to changes in applicable laws, regulations, accounting principles, or other circumstances, or specify performance periods for awards less than one year. If a participant ceases to be employed due to death, disability, or retirement (including early retirement with the approval of the compensation committee), the compensation committee will determine the amount payable as a final award achieved or resulting from the portion of the performance year completed at the date employment ceased (which may be a pro rata payment of the final award, determined at the end of the performance year), except that no payout shall be made if it is duplicative of severance payments. If a participant’s employment terminates during a performance year for any other reason, no final award will be paid to the participant. During the first quarter of 2007, the compensation committee determined the extent to which awards have been earned and performance objectives achieved, and the amounts therefore payable to each named executive officer.

Pursuant to Mr. Killian’s employment agreement, dated October 1, 2004, Mr. Killian is entitled to receive, pursuant to the Pay-For-Performance Incentive Plan, a performance bonus of  0.7% of the “Pre-Tax Income of the Company” (as defined below).  He is also entitled to receive an additional performance bonus, pursuant to the Pay-For-Performance Incentive Plan, of up to an additional 1.0% of Pre-Tax Income of the Company, contingent on the achievement of applicable performance targets (as established by the compensation committee) as follows:

Percentage of Target	Percentage of Maximum 1% Award
less than 60%	0%
60% or more but less than 70%	20%
70% or more but less than 80%	40%
80% or more but less than 90%	60%
90% or more but less than 100%	80%
100% or more	100%

Target performance levels for 2006 were based upon Pre-Tax Income of the Company in the calendar year 2006 budget as approved by the board. For purposes of Mr. Killian’s employment agreement, “Pre-Tax Income of the Company” means the consolidated net income of the company and its subsidiaries, computed in accordance with generally accepted accounting principles, prior to reduction for taxes and excluding one time gains and nonrecurring charges, such as restructuring and/or good will impairment charges, as determined in good faith by the compensation committee.

Sixth Amended and Restated Stock Unit Award (SUA) Program

Under our SUA Program, each named executive officer may elect, on an annual basis, to forgo the receipt of a portion of their total cash compensation (15% of the total cash compensation between $200,000 and $300,000 and 20% of total cash compensation over $300,000) and receive units representing our common stock with a fair market value equal to 120% of such forgone compensation. 16.67% of the stock units vest on the third anniversary of the grant, provided that the participant is continuously employed by

ITG through such time. The remaining stock units are vested immediately. All vested units are delivered in shares of ITG common stock on the third anniversary of the grant. (For SUA awards granted prior to April 2006, participants received units with a fair market value equal to 130% of forgone compensation, with 76.92% of the stock units vesting immediately (50% of such units delivered in shares of ITG common stock on the third anniversary of the grant and the remaining 50% delivered in shares of ITG common stock on the sixth anniversary of the grant), 11.54% of the stock units vesting and delivered in shares of ITG common stock on the third anniversary of the grant and the remaining 11.54% vesting and delivered in shares of ITG common stock on the sixth anniversary of the grant.)  Upon settlement of each SUA award, the executive receives dividend equivalents, if any, accrued with respect to such award.

The number of units granted under the SUA Program in 2006 was determined based upon (a) the average of the closing bid and ask prices per share of our common stock on the NYSE for the 5 days up to and including the last trading day of the calendar quarter for the first quarter of 2006, and (b) the average of the high and low prices per share of our common stock on the NYSE on the last trading day of each calendar quarter for each quarter starting with the second quarter of 2006.

For 2006, Mr. Killian elected to forgo $645,529 of cash compensation and received 16,651 stock units; Mr. Naphtali elected to forgo $295,249 and received 7,603 stock units; Mr. Heckman elected to forgo $277,464 and received 7,200 stock units; and Mr. Huck elected to forgo $277,464 and received 7,200 stock units.

Awards made pursuant to the Amended and Restated 1994 Stock Option and Long-term Incentive Plan

In 2006, we granted stock options and restricted share awards to the named executive officers. The options, and exclusively time-based restricted share awards, vest based on the passage of time three years after their grant date, if the executive has been continuously employed by us through such date.

A percentage between 0% and 100% of the performance-based restricted share awards vest based on performance over a three-year performance period, provided the executive has remained continuously employed by the company through such date, based on the amount of the company’s “Cumulative Three Year Pre-Tax Operating Income” (as defined below) determined in accordance with a schedule between 0% for performance below threshold, 25% for threshold performance, and increasing by 25% for each succeeding threshold, up to a maximum of 100%. In the event the amount of Cumulative Three Year Pre-Tax Operating Income is between two of the thresholds, the percentage of the award that will vest and become exercisable will be determined by multiplying (A) 25% by (B) a fraction, the numerator of which is the excess of the actual Cumulative Three Year Pre-Tax Operating Income over the next lowest vesting threshold and the denominator of which is the excess of the next higher vesting threshold over the next lower vesting threshold and adding the product to the percentage corresponding to the next lowest vesting threshold. To the extent the award does not vest and become exercisable at the end of the performance period, the award will be forfeited.  In addition, in the event of termination of the executive’s employment with the company for any reason prior to the end of the performance period, the award shall be forfeited. All dividends received in connection with the award are subject to the vesting schedule described above. For purposes of these awards, (i) “Cumulative Three Year Pre-Tax Operating Income” means the company’s “Pre-Tax Operating Income” for the performance period, and (ii) ”Pre-Tax Operating Income” means the consolidated pre-tax income of the company and its subsidiaries, computed in accordance with generally accepted accounting principles, (A) prior to reduction for income taxes and (B) excluding one time gains, nonrecurring restructuring charges and non-cash charges (including impairment of good will).

Pursuant to his employment agreement dated September 15, 2006, during 2006, Mr. Gasser was granted a restricted stock unit award with respect to 31,250 units which represent shares of our common stock on a one for one basis pursuant to the Amended and Restated 1994 Stock Option and Long-term Incentive Plan, which number of restricted stock units represents 6,250 units for the period October 4,

2006 through December 31, 2006 and 25,000 units for the 2007 calendar year. This restricted stock unit award vests in three equal annual installments on October 31, 2007, October 4, 2008 and October 4, 2009; provided that 100% of the company’s pre-tax operating income objective is met during the 12-month period from October 1, 2006 through September 30, 3007. If this performance goal is not met by September 30, 2007, then the award will not vest unless and until the 12-month pre-tax operating income objective is achieved during a consecutive four-quarter period. If the performance criteria are not met by September 30, 2009, the award will be forfeited. Mr. Gasser’s restricted stock unit award is subject to stockholder ratification. See the description under “Proposal to Re-Approve the Investment Technology Group, Inc. 1994 Stock Option and Long-term Incentive Plan”. In addition, during 2006, Mr. Gasser was granted a nonqualified stock option pursuant to the Amended and Restated 1994 Stock Option and Long-term Incentive Plan to purchase a number of shares of the company’s common stock equal to a Black Scholes value for the option of $1,156,000, which represents $231,000 for the period October 4, 2006 through December 31, 2006 and $925,000 for the 2007 calendar year. This option becomes exercisable in three equal annual installments commencing on the first anniversary of the date of grant, provided Mr. Gasser has remained continuously employed by the company on such dates.

Options Exercised and Stock Vested for 2006 for Named Executive Officers

	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)(1)	Number of Shares Acquired Upon Vesting (#)(2)(3)	Value Realized Upon Vesting ($)(4)
(a)	(b)	(c)	(d)	(e)
Raymond L. Killian, Jr.	—	—	14,675	681,422
Robert C. Gasser	—	—	—	—
Howard C. Naphtali	30,000	257,445	8,759	404,865
Christopher J. Heckman	95,000	1,252,300	7,406	343,819
Anthony J. Huck	35,000	514,875	7,406	343,816
Alasdair Haynes	71,955	641,395	—	—

(1)          Values based on the weighted average sales price of all shares sold upon exercise of options on the date of exercise or, to the extent the shares acquired upon exercise were not sold, the closing price of our common stock on the NYSE on the day immediately preceding the receipt of shares by the named executive officer, minus the exercise price of the option, times the number of shares shown for the named executive officer in column (b).

(2)          The amounts shown in column (d) represent the vesting of stock units granted under the SUA Program in prior years and awards that vested immediately upon grant during 2006.

(3)          As more fully described in the Compensation Discussion and Analysis, the vested units (including the vested units representing foregone compensation) are not delivered in shares of ITG common stock until the third anniversary of the grant date. (With respect to awards granted in January 2006, half of the vested units will be distributed on the third anniversary of the grant date and the remaining half on the sixth anniversary of the grant date.) We believe that these settlement provisions of the SUA Program align our executives’ economic interests with those of our stockholders, by providing a vehicle for investing a portion of compensation in our stock.

(4)          Values based on the closing price of our common stock on the NYSE on the vesting date of the underlying shares. Values realized upon vesting for which receipt has been deferred as described under “Sixth Amended and Restated Stock Unit Award (SUA) Program” in the narrative following the Grants of Plan-Based Awards Table are as follows: Mr. Killian $672,247; Mr. Naphtali: $351,555; Mr. Heckman: $286,906; and Mr. Huck: $286,903.

Non-qualified Deferred Compensation

Name	Executive contributions in last FY ($)(1)	Aggregate earnings in last FY ($)(2)	Aggregate withdrawals / distributions ($)(3)	Aggregate balance at last FYE ($)(4)
(a)	(b)	(c)	(d)	(e)
Raymond L. Killian, Jr.	645,529	93,623	(70,826)	1,568,878
Robert C. Gasser	—	—	—	—
Howard C. Naphtali	295,249	187,875	(271,801)	1,219,999
Christopher J. Heckman	277,464	178,495	(296,113)	1,070,418
Anthony J. Huck	277,464	193,776	(296,113)	1,158,486
Alasdair Haynes	—	—	—	—

(1)          The amounts shown in column (b) are included in columns (c), (d) and (g) of the Summary Compensation Table and the units representing such deferred compensation are included in column (i) of the Grants of Plan-Based Awards Table and column (d) of the Options Exercised and Stock Vested Table.

(2)          The amounts shown in column (c) represent (i) for units representing deferred compensation granted under our SUA Program in 2006, the difference in the fair market value of such units on December 29, 2006 (the last trading day immediately prior to December 31, 2006) as compared to the fair market value of such units on the applicable grant date, (ii) for units representing deferred compensation granted under our SUA Program prior to 2006 and not settled in 2006, the difference in the fair market value of such units on December 29, 2006 (the last trading day immediately prior to December 31, 2006) as compared to the fair market value of such units on December 30, 2005 and (iii) for units representing deferred compensation granted under our SUA Program prior to 2006 and settled in 2006, the difference in the fair market value of such units on the date of settlement as compared to the fair market value of such units on December 30, 2005. Fair market values based on the closing price of our common stock on the NYSE on the dates referenced above.

(3)          The amounts shown in column (d) represent the fair market value of the shares of ITG common stock representing deferred compensation delivered to each named executive officer during 2006 pursuant to our SUA Program. Fair market values based on the closing price of our common stock on the NYSE on the dates that the underlying shares were delivered.

(4)          The amounts shown in column (e) represent the following: (i) the sum of columns (b) and (c) and the fair market value as of December 30, 2005 of any units representing deferred compensation granted prior to 2006 minus (ii) column (d).

For a description of the material factors of the SUA Program, see the description under “Sixth Amended and Restated Stock Unit Award (SUA) Program” following the Grants of Plan-Based Awards Table.

Outstanding Equity Awards for Named Executive Officers at December 31, 2006

	Option Awards							Stock Awards
Name	Number of securities underlying unexercised Options (#) Exercisable		Number of securities underlying unexercised Options (#) Unexercisable		Equity Incentive Plans: Number of securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Expiration Date	Number of shares or units of Stock held that have not vested (#)		Market value of nonvested shares or units of Stock held that have not vested ($)	Incentive Plans: Number of nonvested shares, units or other rights held (#)		Incentive Plans: Market or payout value of nonvested shares, units or other rights held ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)
Raymond L. Killian, Jr.	—		—		—	—	—	778	(a)	33,344	—		—
	—		—		—	—	—	1,978	(b)	84,808	—		—
	—		—		—	—	—	1,615	(c)	69,270	—		—
	—		—		—	—	—	1,202	(d)	51,551	—		—
	—		—		—	—	—	1,325	(e)	56,834	—		—
	—		—		—	—	—	637	(f)	27,303	—		—
	—		—		—	—	—	665	(g)	28,536	—		—
	—		—		—	—	—	697	(h)	29,901	—		—
Robert C. Gasser	—		—		—	—	—	—		—	31,250	(i)	1,340,000
	—		69,856	(1)	—	44.22	10/4/2011	—		—	—		—
Howard C. Naphtali	—		—		—	—	—	265	(i)	11,363	—		—
	—		—		—	—	—	254	(j)	10,876	—		—
	—		—		—	—	—	738	(k)	31,638	—		—
	—		—		—	—	—	535	(l)	22,919	—		—
	—		—		—	—	—	894	(m)	38,318	—		—
	—		—		—	—	—	716	(n)	30,703	—		—
	—		—		—	—	—	496	(a)	21,270	—		—
	—		—		—	—	—	789	(b)	33,815	—		—
	—		—		—	—	—	651	(c)	27,900	—		—
	—		—		—	—	—	482	(d)	20,655	—		—
	—		—		—	—	—	860	(e)	36,864	—		—
	—		—		—	—	—	291	(f)	12,478	—		—
	—		—		—	—	—	305	(g)	13,057	—		—
	—		—		—	—	—	359	(h)	15,380	—		—
	—		—		—	—	—	—		—	10,000	(ii)	428,800
	—		—		—	—	—	—		—	4,800	(iii)	205,824
	—		47,525	(2)(7)	—	12.50	5/21/09	—		—	—		—
	—		27,000	(3)	—	25.38	8/1/10	—		—	—		—
	—		12,800	(4)	—	45.30	8/31/11	—		—	—		—
	5,895	(5)	—		—	11.32	11/2/07	—		—	—		—
	100,000	(6)	—		—	31.24	7/1/07	—		—	—		—
Christopher J. Heckman	—		—		—	—	—	264	(i)	11,305	—		—
	—		—		—	—	—	252	(j)	10,820	—		—
	—		—		—	—	—	771	(k)	33,044	—		—
	—		—		—	—	—	575	(l)	24,666	—		—
	—		—		—	—	—	813	(m)	34,846	—		—
	—		—		—	—	—	592	(a)	25,375	—		—
	—		—		—	—	—	723	(b)	31,003	—		—
	—		—		—	—	—	622	(c)	26,677	—		—
	—		—		—	—	—	461	(d)	19,784	—		—
	—		—		—	—	—	650	(e)	27,867	—		—
	—		—		—	—	—	243	(f)	10,407	—		—
	—		—		—	—	—	269	(g)	11,533	—		—
	—		—		—	—	—	296	(h)	12,694	—		—
	—		—		—	—	—	—		—	5,000	(ii)	214,400
	—		—		—	—	—	—		—	4,800	(iii)	205,824
	—		47,525	(2)(7)	—	12.50	5/21/09	—		—	—		—
	—		16,000	(3)	—	25.38	8/1/10	—		—	—		—
	—		12,800	(4)	—	45.30	8/31/11	—		—	—		—

	Option Awards							Stock Awards
Name	Number of securities underlying unexercised Options (#) Exercisable		Number of securities underlying unexercised Options (#) Unexercisable		Equity Incentive Plans: Number of securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Expiration Date	Number of shares or units of Stock held that have not vested (#)		Market value of nonvested shares or units of Stock held that have not vested ($)	Incentive Plans: Number of nonvested shares, units or other rights held (#)		Incentive Plans: Market or payout value of nonvested shares, units or other rights held ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)
Anthony J. Huck	—		—		—	—	—	264	(i)	11,305	—		—
	—		—		—	—	—	252	(j)	10,820	—		—
	—		—		—	—	—	767	(k)	32,882	—		—
	—		—		—	—	—	587	(l)	25,160	—		—
	—		—		—	—	—	813	(m)	34,846	—		—
	—		—		—	—	—	715	(n)	30,643	—		—
	—		—		—	—	—	486	(a)	20,821	—		—
	—		—		—	—	—	723	(b)	31,003	—		—
	—		—		—	—	—	622	(c)	26,677	—		—
	—		—		—	—	—	461	(d)	19,784	—		—
	—		—		—	—	—	650	(e)	27,867	—		—
	—		—		—	—	—	243	(f)	10,407	—		—
	—		—		—	—	—	269	(g)	11,533	—		—
	—		—		—	—	—	296	(h)	12,694	—		—
	—		—		—	—	—	—		—	5,000	(ii)	214,400
	—		—		—	—	—	—		—	4,800	(iii)	205,824
	—		47,525	(2)(7)	—	12.50	5/21/09	—		—	—		—
	—		16,000	(3)	—	25.38	8/1/10	—		—	—		—
	—		12,800	(4)	—	45.30	8/31/11	—		—	—		—
	—		—		—	—	—	—		—	—		—
	1,228	(5)	—		—	11.32	11/2/07	—		—	—		—
	60,000	(6)	—		—	31.24	7/1/07	—		—
Alasdair Haynes	—		—		—	—	—	—		—	7,000	(ii)	300,160
	—		—		—	—	—	—		—	4,300	(iii)	184,384
	—		23,763	(2)(7)	—	12.50	5/21/09	—		—	—		—
	—		21,500	(3)	—	25.38	8/1/10	—		—	—		—
	—		10,800	(4)	—	45.30	8/31/11	—		—	—		—
	—		—		—	—	—	10,000	(o)	428,800	—		—

Footnotes (1)-(6):  The options disclosed in columns (b) and (c) became or become fully exercisable on the following dates:  (1) 10/4/2009; (2) 1/1/2007; (3) 8/1/2008; (4) 8/31/2009; (5) 11/3/2002; and (6) 7/1/2006.

Footnote (7): Reflects performance-based stock options that were earned as of December 31, 2006, and vested on January 1, 2007.

Footnotes (a)-(n):  The restricted stock units held by the named executive officers pursuant to the SUA Program are disclosed in columns (g) and (h) and vest in full on the following dates:  (a) 1/15/2011; (b) 4/15/2011; (c) 7/15/2011; (d) 10/14/2011; (e) 1/17/2012; (f) 4/17/2009; (g) 7/17/2009; (h) 10/16/2009; (i) 7/15/2009; (j) 10/15/2009; (k) 1/15/2010; (l) 4/15/2010; (m) 7/15/2010; and (n) 10/15/2010. The market value of the awards was determined using a per share value of the company’s common stock of $42.88 (which was the closing  price per share on December 29, 2006, the last trading day immediately prior to December 31, 2006).

Footnote (o):  Mr. Haynes’ time-based restricted share award vests on 1/3/2009. The market value of the award was determined using a per share value of the company’s common stock of $42.88 (which was the closing price per share on December 29, 2006, the last trading day immediately prior to December 31, 2006).

Footnote (i):  Mr. Gasser’s restricted stock unit award vests in three equal annual installments on October 31, 2007, October 4, 2008 and October 4, 2009, provided that the one-year pre-tax operating income objective is met at the 100% level from October 1, 2006 through September 30, 3007. If this performance goal is not met by September 30, 2007, then the award will not vest unless and until 100% of the one-year pre-tax operating income objective is achieved during a consecutive four-quarter period. The amounts shown represent the number of unearned unvested restricted share awards that would be distributed assuming 100% of the performance criteria is achieved. The market value of the award was determined using a per share value of the company’s common stock of $42.88 (which was the closing price per share on December 29, 2006, the last trading day immediately prior to December 31, 2006).

Footnotes (ii) and (iii):  These performance-based restricted share awards vest on the following dates:  (ii) 1/1/2008 and (iii) 1/1/2009. The amounts shown represent the number of unearned unvested restricted share awards that would be earned assuming the three-year cumulative pre-tax operating income objective is achieved at the 100% performance level. The executive must remain employed through the performance period in order to vest in the award. The market value of the award was determined using a per share value of the company’s common stock of $42.88  (which was the closing price per share on December 29, 2006, the last trading day immediately prior to December 31, 2006).

Severance and Change-in-Control Arrangements

Change-in-Control Agreements

On May 9, 2006, the compensation committee authorized the entry into change-in-control agreements with the following named executive officers: Messrs. Haynes, Huck, Naphtali and Heckman. Each change-in-control agreement provides for the payment of benefits if the executive’s employment is terminated within eighteen months following a change in control, either by the company not for cause (and not due to the executive’s death or disability) or by the executive for good reason. In addition, if the executive’s employment is terminated by the company other than for cause within six months prior to the date of a change in control and it is reasonably demonstrated that the termination arose in connection with or in anticipation of the change in control, the benefits set forth below will be paid to the executive.

“Good reason” is defined to include (i) a material reduction in the executive’s primary functional authorities, duties or responsibilities (other than any such reduction resulting merely from an acquisition of the company and its existence as a subsidiary or division of another entity); (ii) relocation of the executive’s principal job location of more than 35 miles; and (iii) reductions in the executive’s base salary or participation in annual incentive compensation plans, other than certain across the board reductions not in excess of ten percent of the executive’s target annual compensation.

“Cause” is defined to include (i) the executive’s willful failure to substantially perform his duties with the company (other than any as a result of the executive’s disability); (ii) the executive’s gross negligence in the performance of his duties which results in material financial harm to the company; (iii) the executive’s conviction of, or guilty plea, to any felony or any other crime involving the personal enrichment of the executive at the expense of the company; (iv) the executive’s willful engagement in conduct that is demonstrably and materially injurious to the company, monetarily or otherwise; or (v) the executive’s willful material violation of any provision of the company’s code of conduct.

“Change in control” is deemed to occur (i) if any person, other than the company or a person related to the company, is or becomes the beneficial owner of 35% percent or more of the total voting power of all the then-outstanding voting securities; (ii) if a majority of the members of the company’s incumbent board of directors cease to be board members; (iii) upon consummation of a merger, consolidation, recapitalization, or reorganization of the company or similar transaction affecting the capital structure of the company; (iv) upon consummation of the sale by the company of all or substantially all of the company’s assets; or (v) if the stockholders of the company approve a plan of complete liquidation of the company.

The benefits payable are base salary, together with unused accrued vacation, through the date of termination, pro-rata target annual bonus for the year of termination, and two times the sum of the executive’s annual base salary in effect immediately prior to the date of termination or the date of the change in control, whichever is higher, plus the average of the executive’s annual bonuses for the three years immediately preceding the year of termination of employment. Such amounts are payable in a lump sum within ten business days after the date of termination of employment. In addition, the company will continue to provide the executive and his or her dependents with health and other welfare benefits for up to two years following the date of termination. If any payment under a change in control agreement is subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, the amounts payable will be reduced to a level at which no amount is subject to the excise tax, provided that no reduction will be made if the net after-tax benefit, taking into account income, employment and excise taxes, to which the executive would otherwise be entitled without the reduction would be greater than the net after-tax benefit to the executive resulting from receipt of the payments with such reduction. However, in this case, the executive will be responsible for all excise tax payments. In the event of a dispute under a change-in-control agreement, the company will reimburse the executive for reasonable legal fees and expenses incurred in the dispute if the executive prevails on any material claim or defense in the dispute.

The following table sets forth the estimated total payments, as well as each component of compensation outlined above or in the footnotes to the table below and taken into account in determining the total amounts payable in connection with a change in control, that would have been due to each of the named executive officers had a change in control and a qualifying termination of employment occurred on December 31, 2006, assuming a per share value of the company’s common stock of $42.88 (which was the closing price per share on December 29, 2006, the last trading day immediately prior to such date).

Name	Total Cash Severance	Value of Additional Welfare Benefits(1)	Acceleration of Vesting of Stock Options, Restricted Share Awards and SUA Awards(2)	Acceleration of Vesting for “Earned” Performance Based Stock Options(3)	Reduction as a Result of Code Section 4999(4)	Total Change in Control Payments
Howard C. Naphtali	$2,066,652	$32,551	$1,509,551	$1,443,810	$293,213	$4,759,351
Christopher J. Heckman	$2,003,766	$32,551	$1,048,236	$1,443,810	$0	$4,528,363
Anthony J. Huck	$2,101,762	$32,714	$1,081,857	$1,443,810	$0	$4,660,143
Alasdair Haynes	$1,999,752	$32,894	$1,327,189	$721,905	N/A	$4,081,740

(1)          Value of additional benefits is based on current costs and does not assume increased value for future price increases or ITG providing for executive without benefit of group rates.

(2)          Under the terms of the applicable award agreements, stock options, restricted share awards and restricted SUA awards vest upon a change in control. (These awards also vest upon the executive’s death or disability and the restricted SUA awards vest upon the executive’s retirement, which is defined as the executive’s termination of employment at age 65 or after the executive has reached age 55 and has at least 10 years of service with the company and its subsidiaries.) The amounts in this column reflect the spread value of options, the face value of restricted share (including SUA) awards and payout of performance awards, not already earned, at 100% levels.

(3)          The amounts in this column reflect the spread value of the “earned” performance-based stock options that vested on 1/1/07.

(4)          The amounts in this column equal the difference between the individual’s contractual change-in-control related benefits and the benefit level that does not trigger excise taxes for the individual. ITG’s policy reduces change-in-control related benefits to a level that does not trigger excise taxes for the individual, if such a reduction produces a higher after-tax benefit for the individual than the contractual benefits. The highest marginal federal, state, and local tax rates were used in determining the after-tax value of the benefits.

In the event that a change in control occurred on December 31, 2006 and there was no subsequent qualifying termination of employment, the total change in control payment for each named executive officer would be the amount set forth in “Acceleration of Vesting of Stock Options, Restricted Share Awards and SUA Awards” and “Acceleration of Vesting for “Earned” Performance Based Stock Options.”

Employment Agreement with Mr. Gasser

On September 15, 2006, Mr. Gasser entered into an employment agreement with the company to serve as the Chief Executive Officer and President of the company. The agreement provides that the term of Mr. Gasser’s employment will begin on October 4, 2006 and end on December 31, 2009, with automatic one-year extensions, unless terminated earlier by either party upon 90 days written notice. The agreement provides that if his employment with the company is terminated by the company without cause (as defined below), if he terminates employment with the company for good reason, or if the company elects not to renew the agreement, in each case, prior to a change in control (as defined below) of the company, the company will pay to Mr. Gasser an amount equal to Mr. Gasser’s base salary payable through his termination date and a pro-rated portion of the bonus compensation Mr. Gasser would have actually earned for the calendar year in which his date of termination occurs (to be paid as and when bonuses are payable to other executives for that year).  The company will also pay to Mr. Gasser an amount, payable in accordance with the company’s normal payroll practices, equal to the sum of (i) Mr. Gasser’s base salary at the rate then in effect on the date of his termination and (ii) an amount equal to the average annual bonus paid or payable to Mr. Gasser with respect to the three calendar years preceding the calendar year of his termination.  For purposes of the foregoing calculation, Mr. Gasser’s bonus with respect to the 2006 calendar year will be deemed to be $1,575,000. All outstanding equity awards held by Mr. Gasser that are not vested as of his date of termination, will continue to vest as if he had remained employed by the company through the first anniversary of his date of termination and any performance objectives applicable to such awards will be deemed satisfied as of his termination date. All outstanding options held by Mr. Gasser that are vested as of the termination date will remain exercisable until the earlier of the first anniversary of Mr. Gasser’s date of termination or the expiration of the option term in accordance with the terms of the company’s Amended and Restated 1994 Stock Option and Long-term Incentive Plan (or any successor plan thereto). Any outstanding options that vest during the one-year period following his termination date will remain exercisable until the earlier of the one-year period following the applicable vesting date or the expiration of the option term. The company will also continue to maintain and provide to Mr. Gasser continued medical coverage at the level in effect on his date of termination for one year after his date of termination.

The following table sets forth the estimated total payments, as well as each component of compensation outlined above and taken into account in determining the total amounts payable that would have been due to Mr. Gasser had a qualifying termination of employment occurred on December 31, 2006, assuming a per share value of the company’s common stock of $42.88 (which was the closing price per share on December 29, 2006, the last trading day immediately prior to such date).

Name	Total Cash Severance	Value of Additional Welfare Benefits(1)	Performance Vesting of Stock Options and Restricted Share Awards(2)	Total Severance Payments
Robert C. Gasser	$2,325,000	$16,465	$1,340,000	$3,681,465

(1)          Value of additional benefits is based on current costs and does not assume increased value for future price increases or ITG providing such additional benefits without benefit of group rates.

(2)          This amount assumes that performance awards, not already earned, vest at 100% upon separation.

The agreement further provides that if Mr. Gasser’s employment is terminated by the company without cause, by Mr. Gasser for good reason (which includes the right of Mr. Gasser to terminate his employment for any reason or no reason within the 30 day period following the six month anniversary of a change in control), or if the company elects not to renew the agreement, in each case, on or after a change in control of the company, the company will pay to Mr. Gasser the same severance benefits he would have received if his employment was terminated by the company without cause or by Mr. Gasser for good reason prior to a change in control of the company, except that the cash payment is made in a lump sum, all outstanding equity awards held by Mr. Gasser as of the date of his termination (to the extent not fully vested as of the date of termination) will become fully vested and exercisable in accordance with the terms of the company’s Amended and Restated 1994 Stock Option and Long-term Incentive Plan (or any successor plan thereto), and continued medical coverage for Mr. Gasser will run until the earlier of the end of the two-year period following Mr. Gasser’s date of termination or the date on which Mr. Gasser is eligible to receive medical coverage through subsequent employment. The agreement provides that if any payment, coverage or benefit provided to him is subject to the excise tax under section 4999 of the Code, Mr. Gasser will have the amounts payable to him and benefits he will receive reduced so that no amounts he would receive would be subject to the excise tax under section 4999 of the Code if such reduction would result in him receiving a greater amount on an after-tax basis than if no reduction had occurred.

The following table sets forth the estimated total payments, as well as each component of compensation outlined above and taken into account in determining the total amounts payable in connection with a change in control, that would have been due to Mr. Gasser had a change in control and a qualifying termination of employment occurred on December 31, 2006, assuming a per share value of the company’s common stock of $42.88 (which was the closing price per share on December 29, 2006, the last trading day immediately prior to such date).

Name	Total Cash Severance	Value of Additional Welfare Benefits(1)	Acceleration of Vesting of Stock Options and Restricted Share Awards (2)	Reduction as a Result of Code Section 4999(3)	Total Change in Control Payments
Robert C. Gasser	$2,325,000	$32,930	$1,340,000	$696,162	$3,001,768

(1)          Value of additional benefits is based on current costs and does not assume increased value for future price increases or ITG providing for executive without benefit of group rates.

(2)          Under the terms of the applicable award agreements, stock options and restricted share awards vest upon a change in control. (These awards also vest upon the executive’s death or disability.)  The amounts in this column reflect the spread value of options, the face value of restricted share awards and payout of performance awards, not already earned, at target levels.

(3)          The amounts in this column equal the difference between the individual’s contractual change-in-control related benefits and the benefit level that does not trigger excise taxes for the individual. ITG’s policy reduces change-in-control related benefits to a level that does not trigger excise taxes for the individual, if such a reduction produces a higher after-tax benefit for the individual than the contractual benefits. The highest marginal federal, state, and local tax rates were used in determining the after-tax value of the benefits.

In the event that a change in control occurred on December 31, 2006 and there was no subsequent qualifying termination of employment, the total change in control payment for Mr. Gasser would be the amount set forth in “Acceleration of Vesting of Stock Options and Restricted Share Awards.”

All severance benefits are conditioned on Mr. Gasser’s execution and non-revocation of a release.

If Mr. Gasser’s employment is terminated on account of his death, permanent disability, voluntary resignation other than for good reason or by the company for cause, Mr. Gasser will be entitled to receive only his base salary through his date of termination, reimbursement of all reimbursable expenses incurred by him prior to such termination, and all other accrued, but unpaid benefits under the company’s benefit plans and programs. In addition, if Mr. Gasser’s employment is terminated on account of his death or permanent disability, all outstanding equity awards held by Mr. Gasser as of the date of termination will become fully vested and exercisable in accordance with the terms of the company’s Amended and Restated 1994 Stock Option and Long-term Incentive Plan (or any successor plan thereto).

The agreement provides that during the term of Mr. Gasser’s employment with the company, and for the one-year period after Mr. Gasser’s termination of employment, Mr. Gasser can not (i) compete against the company, (ii) solicit in any way the employees of the company or its subsidiaries to terminate their employment, or (iii) solicit in any way the customers, suppliers, clients, brokers, licensees or other business relations of the company or its subsidiaries to cease doing business with the company or its subsidiaries.

Prior to a change in control, “good reason” is defined to include (i) the material diminution of Mr. Gasser’s duties, responsibilities, powers or authorities; (ii) the removal of Mr. Gasser from his office as Chief Executive Officer; (iii) the failure to obtain a written assumption of the employment agreement by any person acquiring all or substantially all of the assets of the company; (iv) a reduction by the company of Mr. Gasser’s salary, (v) the company does not renew the term of agreement; (vi) breach by the company of its material obligations under the terms of the agreement; or (vii) relocation of Mr. Gasser’s principal place of business to a location more than fifty (50) miles from its current location. On or after a change in control, “good reason” means, (i) (A) the removal of Mr. Gasser from his office as Chief Executive Officer, or (B) a material reduction of his primary functional authorities, duties, or responsibilities as President and Chief Executive Officer of the company from those in effect immediately prior to the change in control or the assignment of duties to him inconsistent with those of President and Chief Executive Officer of the company; (ii) the company’s requiring Mr. Gasser to be based at a location in excess of fifty (50) miles from the location of his principal job location or office immediately prior to the change in control; (iii) a reduction of Mr. Gasser’s salary or a reduction in his target annual compensation in excess of ten percent; (iv) the failure of the company to continue in effect, or the failure to continue Mr. Gasser’s participation on substantially the same basis in, any of the company’s annual incentive compensation plans in which he participates prior to the change in control unless such failure applies to all plan participants generally; (v) the failure of the company to obtain the assumption of the obligations contained herein by any successor; (vi) breach by the company of its material obligations under the terms of the agreement; (vii) written notice to Mr. Gasser not to renew the term of the agreement or (viii) Mr. Gasser terminates employment during the thirty day period immediately following the six month anniversary of a change in control for any reason or no reason.

“cause” is defined to include (i) Mr. Gasser’s willful failure to substantially perform his duties with the company; (ii) gross negligence in the performance of Mr. Gasser’s duties which results in material financial harm to the company; (iii) Mr. Gasser’s conviction of, or guilty plea to, any crime involving his personal enrichment at the expense of the company, or any felony; (iv) Mr. Gasser’s willful engagement in conduct that is demonstrably and materially injurious to the company, monetarily or otherwise; or (v) Mr. Gasser’s willful violation of any material provision of the company’s code of conduct.

“change in control” is deemed to occur (i) if any person, other than the company or a person related to the company, is or becomes the beneficial owner of 35% percent or more of the total voting power of all the then-outstanding voting securities; (ii)  if a majority of the members of the company’s incumbent board of directors cease to be board members; (iii) upon consummation of a merger, consolidation, recapitalization, or reorganization of the company and similar transaction affecting the capital structure of the company; (iv) upon consummation of the sale by the company of all or substantially all of the company’s assets; or (v) if the stockholders of the company approve a plan of complete liquidation of the company.

Employment Agreement with Mr. Killian

Mr. Killian and the company are parties to an employment agreement pursuant to which Mr. Killian would have been entitled to certain change in control and termination of employment benefits had such events occurred prior to December 31, 2006. These provisions expired on December 31, 2006 and are no longer effective. Accordingly, such benefits would not have been payable had a change in control occurred or had Mr. Killian’s employment been terminated on December 31, 2006.

Employment Agreement with Mr. Haynes

Mr. Haynes and ITG Europe are parties to an employment agreement, dated November 17, 1998. The agreement continues until either Mr. Haynes or ITG Europe gives at least twelve months written notice to terminate the agreement or when Mr. Haynes reaches age 65. In addition, ITG Europe may terminate the agreement, without further obligation to Mr. Haynes, if he (i) breaches the agreement, (ii) is guilty of dishonesty, gross misconduct or willful neglect in the performance of his responsibilities, (iii) becomes bankrupt or makes any formal arrangement or composition with his creditors, (iv) is convicted of a criminal offense which adversely affects ITG Europe, (v) is guilty of any conduct that brings ITG Europe or affiliates of ITG Europe into disrepute, (vi) through his own default, ceases to be a director of ITG Europe or is otherwise prohibited or disqualified form serving as a director or (vii) is unable to perform his duties as a result of disability. If ITG Europe terminates the agreement without twelve month’s notice for any other reason, then Mr. Haynes would be entitled to severance, payable in a lump sum, in the amount of his salary plus the cost to ITG of providing any benefits (including any bonus) which Mr. Haynes would have received for the remainder of the twelve month notice period.

The following table sets forth the estimated total payments, as well as each component of compensation outlined above and taken into account in determining the total amounts payable that would have been due to Mr. Haynes had a qualifying termination of employment occurred on December 31, 2006.

Name	Total Cash Severance	Value of Additional Welfare Benefits(1)	Total Severance Payments
Alasdair Haynes	$999,876	$16,447	$1,016,323

(1)          Value of additional benefits is based on current costs and does not assume increased value for future price increases or ITG providing for executive without benefit of group rates.

Director Compensation

Each of our non-employee directors, other than our lead director, receives an annual retainer of $60,000, payable in quarterly installments. Our lead director receives an annual retainer of $90,000, payable in quarterly installments. Under our Amended and Restated Directors’ Retainer Fee Subplan, adopted in 2002, the annual retainer fee is payable, at the election of each director, either in (i) cash, (ii) ITG common stock with a value equal to the retainer fee on the grant date, or (iii) under a deferred compensation plan which provides deferred share units with a value equal to the retainer fee on the grant date which convert to freely sellable shares when the director retires from our board of directors. Directors who are our employees are not compensated for serving as directors.

Each non-employee director also receives fees of $1,000 for attendance at each regular meeting of the board of directors and $2,000 for any special board meetings. Board committee chair annual retainers are $9,000 for the audit committee chair, $7,000 for the compensation committee chair, and $5,000 for all other board committee chairs. All committee members receive $1,000 for attendance at each meeting of a committee of the board of directors. On February 24, 2006, the board established a monthly retainer of $2,500 for each member of the board’s search committee, and a monthly retainer of $5,000 for the chairperson of the search committee. Directors of the company are also reimbursed for out-of-pocket expenses.

Under our Amended and Restated Directors’ Equity Subplan adopted in January 2006, we will grant newly appointed non-employee directors stock options valued at $100,000 and restricted share units awards valued at $100,000 at the time of appointment to the board of directors. In addition, non-employee directors will be granted stock options valued at $36,000 and restricted share units valued at $36,000 annually, on the forty fifth day following each of our annual meetings of stockholders. These options are granted with an exercise price per share equal to 100% of the fair market value of a share on the date of grant. Such options expire at the earliest of (1) five years after the date of grant, (2) 12 months after death, disability or retirement after reaching age 65, and (3) 60 days after an optionee ceases to serve as a director for reasons other than death, disability or such retirement. Options and restricted share units vest and become exercisable in equal installments on the first, second and third anniversaries of the date of grant. Vesting accelerates upon a change in control of the company. Only directors who are not our employees are eligible to participate in this plan.

Each director may participate in our Charitable Gifts Matching Program pursuant to which we match 100% of the charitable contributions made by such directors up to a maximum dollar amount of $2,000 per person per year.

The following table sets forth the total director compensation in 2006, as well as each component of compensation outlined above.

Name	Fees earned or paid in cash ($)(1)(2)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)
J. William Burdett	77,250	6,277	39,127	—	122,654
William I Jacobs	114,500	6,277	39,127	—	159,904
Robert L. King	82,250	6,277	39,127	—	127,654
Maureen O’Hara	170,750	6,277	39,127	—	216,154
Brian J. Steck	97,000	6,277	69,486	4,478	177,241
Timothy Jones	78,000	6,277	77,031	413	161,721

(1)          The amounts shown in column (b) includes the annual retainers paid to each director and attendance fees.

(2)          The following directors elected to receive their annual retainer in ITG common stock:  Ms. O’Hara, Mr. Steck and Mr. Jones. The amounts shown in columns (c) and (d) are the amounts recognized in the company’s financial statements for 2006 in respect of restricted share awards, restricted stock units and options awarded to each of the directors, as determined pursuant to FAS 123R, but modified to eliminate any reduction in the grant date fair value of the awards for the possibility of service-based forfeiture. Except as noted in the immediately preceding sentence, the fair value of the awards was determined using the valuation methodology and assumptions set forth in footnote 2 to the company’s financial statements included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which are incorporated herein by reference. The amounts shown include amounts recognized in the company’s financial statements for 2006 in respect of awards granted in prior years.

(3)          The following chart shows the annual option and restricted share units granted to each of the directors during 2006, together with the fair value of such awards:

Name	Grant Date	Number of Options(a)	Number of Shares(a)		Fair Value at date of grant
J. William Burdett	6/23/06	2,029	—		$36,000
	6/23/06	—	774		$36,000
William I Jacobs	6/23/06	2,029	—		$36,000
	6/23/06	—	774		$36,000
Robert L. King	6/23/06	2,029	—		$36,000
	6/23/06	—	774		$36,000
Maureen O’Hara	6/23/06	2,029	—		$36,000
	6/23/06	—	774		$36,000
	10/2/06	—	505	(b)	$22,500
	7/3/06	—	448	(b)	$22,500
	4/3/06	—	452	(b)	$22,500
	1/10/06	—	605	(b)	$22,500
Brian J. Steck	6/23/06	2,029	—		$36,000
	6/23/06	—	774		$36,000
	10/2/06	—	337	(b)	$15,000
	7/3/06	—	298	(b)	$15,000
	4/3/06	—	301	(b)	$15,000
	1/10/06	—	403	(b)	$15,000
Timothy L. Jones	6/23/06	2,029	—		$36,000
	6/23/06	—	774		$36,000
	10/2/06	—	337	(b)	$15,000
	7/3/06	—	298	(b)	$15,000
	4/3/06	—	301	(b)	$15,000
	1/10/06	—	403	(b)	$15,000

(a)           As of December 31, 2006, Mr. Burdett, Mr. Jacobs, Mr. King, Ms. O’Hara, Mr. Steck and Mr. Jones had, in the aggregate, 26,593, 16,358, 8,170, 45,016, 14,311 and 31,546 stock options outstanding, respectively. As of December 31, 2006, Mr. Burdett, Mr. Jacobs, Mr. King, Ms. O’Hara, Mr. Steck and Mr. Jones had, in the aggregate, 774, 774, 774, 2,784, 2,113 and 4,090 restricted share units outstanding, respectively.

(b)          The amounts shown represent the ITG common stock deferred as payment for the annual retainer fee under the Amended and Restated Directors’ Retainer Fee Subplan.

(4)          The amounts shown in column (e) represent the cost for spousal travel to, and entertainment in, London for the board of directors’ meeting in August 2006.

CORPORATE GOVERNANCE

Board Meetings and Committees

Our board of directors held five regular meetings and two special meetings during 2006. Each member of the board of directors attended, during their term of office, at least 75% of the total number of meetings of the board of directors. Board members are expected to attend our annual stockholders’ meetings. At our 2006 annual stockholders’ meeting, all members of the board of directors and nominees for election to the board were present. Our non-management directors meet regularly in executive sessions without any management directors present. Our lead director, Ms. O’Hara, presided over such executive sessions in 2006. Our board of directors has an audit committee, a compensation committee, a nominating and corporate governance committee and a technology committee, and from November 2005 until September 2006, had a search committee. Each committee of the board of directors is authorized to obtain advice and assistance from internal or external legal, accounting or other advisors as it determines necessary to carry out its duties and any expenses in connection with such advice or assistance will be borne by the company.

The current audit committee members are Mr. Jacobs (Chairman), Mr. Jones, Mr. King and Ms. O’Hara. The audit committee is appointed by the board to be directly responsible for the appointment, compensation and oversight of the work of ITG’s independent auditor and for assisting the board in oversight of (1) the integrity of the financial statements of the company, (2) the compliance by the company with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence and (4) the performance of the company’s internal audit function and independent auditors. These functions are described more fully under “Report of the Audit Committee”. Our board of directors has determined that Mr. Jacobs, Chairman of the audit committee, is a “financial expert” as defined in the Securities Exchange Act of 1934. During 2006, there were seven meetings of the audit committee. Each member of the audit committee attended at least 75% of such meetings.

The current compensation committee members are Ms. O’Hara (Chairperson), Mr. Burdett, Mr. Jacobs, and Mr. Steck. As determined by the board, all four directors meet the independence requirements of the NYSE, Section 162(m) of the Code, as amended, and Section 16 of the Securities Exchange Act of 1934, as amended. In addition, no compensation committee member is either a current or former employee of the company. The compensation committee is appointed by the board to discharge its responsibilities relating to compensation of our directors and executive officers. The compensation committee has overall responsibility for approving and evaluating the director and executive officer compensation plans, policies and programs of the company as further described below. During 2006, there were seven meetings of the compensation committee. Each member of the compensation committee attended at least 75% of such meetings.

The current nominating and corporate governance committee members are Mr. King (Chairman), Mr. Burdett, Mr. Jacobs, Ms. O’Hara and Mr. Steck. The nominating and corporate governance committee is appointed by the board (1) to identify individuals qualified to become board members, and to select, or to recommend that the board select, the director nominees for the next annual meeting of stockholders; (2) to develop and recommend to the board the corporate governance guidelines applicable to the company; (3) to oversee a review by the board of its performance and the performance of its committees and of management’s performance; and (4) to recommend to the board director nominees for each committee, including the nominating and corporate governance committee.

The nominating and corporate governance committee will consider nominees recommended by stockholders. In evaluating candidates, the committee considers the attributes of the candidate (including skills, experience, international versus domestic background, diversity, age, and legal and regulatory requirements) and the needs of the board, and will review all candidates in the same manner, regardless of the source of the recommendation. Stockholders who wish to submit nominees for director consideration by the nominating and corporate governance committee may do so by submitting such nominees’ names in writing, in compliance with the procedures and along with the other information required by our by-laws, to Investment Technology Group, Inc., Attn:  Secretary, 380 Madison Avenue, 4th Floor, New York, New York 10017. During 2006, there were two meetings of the nominating and corporate governance committee. All committee members attended at least 75% of such meetings.

The current technology committee members are Mr. Jones (Chairman), Mr. King and Mr. Gasser. The technology committee members are appointed by the board to review and assess the development of our technology and to advise the board and management on matters involving our technology and the acquisition of technology. During 2006, there were two meetings of the technology committee. All committee members were in attendance at such meetings.

A search committee was appointed by the board to conduct the search for the successor to Raymond L. Killian, Jr. as Chief Executive Officer and to recommend candidates to the full board of directors for its consideration and final approval. The search committee members were Ms. O’Hara (Chairperson), Mr. Jacobs and Mr. Steck. The search committee began its functions in November 2005 and concluded them in September 2006 upon the selection of Mr. Gasser.

The compensation committee

The compensation committee has overall responsibility for approving and evaluating our director and executive officer compensation plans, policies and programs. Members of the compensation committee are appointed by the board, on the recommendation of the nominating and corporate governance committee. The compensation committee members may be removed and replaced by the board.

The compensation committee operates under a charter, which is posted in the “Corporate Governance” section of our website at http://www.itg.com/investors/compensation_charter.php. The compensation committee’s charter was recently reviewed and updated and approved by our board of directors in March, 2007.

The compensation committee’s authority and responsibilities include the following:

•       Annually (and, with respect to directors, periodically) review and make recommendations to the board with respect to the compensation programs of all directors and executive officers, including incentive compensation plans and equity-based plans.

•       Annually review and approve, for our Chief Executive Officer and the other executive officers:

•        The annual base salary level;

•        The annual incentive opportunity level;

•        The long-term incentive opportunity level;

•        Employment agreements, severance arrangements and change-in-control agreements/provisions, as appropriate; and

•        Any special or supplemental benefits.

•       Exercise the exclusive authority to approve or ratify elements of compensation of executive officers, as required to comply with any federal securities or tax law requirements and when the board has delegated such authority to the compensation committee.

•       Exercise the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of directors, the Chief Executive Officer and other executive compensation, including sole authority to approve any compensation consultant’s fees and other retention terms.

•       Exercise the authority to obtain advice and assistance from internal or external legal, accounting or other advisors as it determines necessary to carry out its duties.

•       Annually review and approve corporate goals and objectives relevant to Chief Executive Officer compensation, evaluate the Chief Executive Officer’s performance in light of these goals and objectives, report the results of such evaluation to the board, and set the Chief Executive Officer’s compensation levels based on this evaluation.

The company’s executives prepared agendas for each meeting in consultation with the compensation committee’s chairperson. Compensation committee members generally received agendas and discussion materials in advance.

In 2006, the compensation committee engaged PricewaterhouseCoopers LLP as a compensation consultant. The compensation committee retains the sole ability to hire and fire the consultant and considers the consultant to be independent. Services provided by the consultant included competitive compensation benchmarking of executive officer positions, industry research on competitive design of compensation and employment programs, presentation and analysis of compensation design alternatives, and tax-related and other technical advice. The consultant did not provide recommendations on compensation decisions for individual executive officers.

At the compensation committee’s request, from time to time members of management attend portions of compensation committee meetings. During 2006, they included the former and current Chief Executive Officer, Chief Financial Officer, General Counsel, Deputy General Counsel and Director of Global Human Resources. On an annual basis, the Chief Executive Officer presents a summary of his performance appraisal of each member of our executive committee, along with his compensation recommendations.

In addition, on an annual basis, the compensation committee reviews each executive officer’s total compensation package as well as each individual element of the compensation package. The 2006 review included comparisons to competitive levels of compensation, as well as year-over-year comparisons. The compensation committee concluded that total compensation levels, as well as individual elements of compensation, for all executive officers were consistent with the objectives and guiding principles of our executive compensation programs in light of our performance, business unit performance, individual performance and competitive practice.

At each compensation committee meeting, the compensation committee had the opportunity to call for an executive session. No members of management, consultants or other outsiders attended executive sessions. Among other topics, discussions and decisions regarding Chief Executive Officer compensation took place during these executive sessions.

The compensation committee took the following key actions at its meetings in 2006:

•       Certified results and approved bonus payments for executive officers for the 2005 performance year, based on previously approved formulas.

•       Approved compensation plans for the Chief Executive Officer and other executive officers for 2006, including base salary adjustments and annual bonus formulas.

•       Approved a restricted share pool to be available for grants for new hires.

•       Approved stock option and restricted share awards for executive officers and other employees.

•       Approved a change-in-control benefit agreement for selected executive employees, excluding Mr. Killian, the then-current Chief Executive Officer.

•       Approved the compensation package and employment agreement for Mr. Gasser, who was appointed as Chief Executive Officer and President on October 4, 2006.

The first four key actions were taken in the ordinary course of business. The compensation committee approved the change-in-control benefit agreement, which is a typical competitive practice in our industry, to strengthen our ability to retain key executives and thereby advance the key objective of encouraging long-term service. The approval of Mr. Gasser’s compensation package and employment agreement was taken in connection with our recruitment of Mr. Gasser as our Chief Executive Officer and President.

Code of Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics governing the conduct of our directors, officers and employees, including our chief executive officer, chief financial officer and principal accounting officer. A copy of the Code of Business Conduct and Ethics is available on our website at http://www.itg.com/investors/conduct_ethics.php. We intend to disclose future amendments to, or waivers from, the Code of Business Conduct and Ethics on our website within two business days following the date of any such amendment or waiver.

Compensation Committee Interlocks and Insider Participation

The members of the compensation committee are Maureen O’Hara (Chairperson), J. William Burdett, William I Jacobs and Brian J. Steck. The compensation committee is comprised entirely of independent directors.

NYSE Certification

The chief executive officer of ITG made an unqualified certification to the NYSE with respect to the firm’s compliance with the NYSE corporate governance listing standards in May of 2006.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Securities Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the following report of the compensation committee on executive compensation shall not be incorporated by reference into any such filings.

The compensation committee has discussed the Compensation Discussion and Analysis with management and approved its inclusion in this proxy statement and through incorporation by reference in the 2006 Annual Report on Form 10-K.

Compensation Committee

Maureen O’Hara, Chairperson
J. William Burdett
William I Jacobs
Brian J. Steck

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Raymond L. Killian, Jr.’s son, Michael G. Killian, is a sales trader in our Boston regional office. Michael Killian’s annual cash compensation in 2006 was $215,753. Mr. Killian also participates in company benefit plans on the same basis as other similarly situated employees. The cost of those benefits was $42,821 in 2006.

In 2007, the board adopted a written policy on Procedures for the Review of Related Person Transactions. Under this policy, each director, director nominee and executive officer of the company is required to notify the company’s General Counsel in writing of any direct or indirect material interest that such person or an immediate family member has in a Related Person Transaction (as defined below). The General Counsel shall submit to the audit committee (or any designated member) the Related Person Transaction for review and the audit committee (or any designated member) shall approve or disapprove the Related Person Transaction.

A “Related Person Transaction” means any transaction which is currently proposed, or has been in effect at any time since the beginning of the company’s most recent fiscal year in which the company was or is to be a participant, the amount exceeds $120,000 and a related person (as defined in the policy and which includes a director, director nominee or executive officer of the company or any of their immediate family members) has or will have a direct or indirect material interest. The types of transactions that are covered by this policy include:  legal, investment banking, consulting, or management services provided to the company by a related person or a business entity with which the related person is affiliated; sales, purchases and leases of real or personal property between the company and a related person or a business entity with which a related person is affiliated; contributions by the company to a civic or charitable organization for which a related person serves as an executive officer; or indebtedness or guarantees of indebtedness involving the company and a related person or a business entity with which the related person is affiliated.

The standards to be applied pursuant to this policy in determining approval include whether the Related Person Transaction is fair and reasonable to the company and consistent with the best interests of the company, the business purpose of the transaction, whether the transaction is entered into on an arms-length basis on terms fair to the company and whether such a transaction would violate any provisions of the company’s Code of Business Conduct and Ethics. All Related Person Transactions are required to be disclosed to the audit committee of the company’s board of directors and any material Related Person Transaction is required to be disclosed to the full board of directors.

Michael Killian’s employment for 2007 was approved by the audit committee under the policy.

On February 27, 2007, the company and Raymond L. Killian, Jr. entered into an advisor arrangement. The advisor arrangement will begin on April 1, 2007 and continue until March 31, 2009. Under this arrangement, during the term of the agreement, Mr. Killian will perform transitional and other advisory services for the company in exchange for a consulting fee of $100,000 per month during the term. In addition, on or around April 1, 2009, assuming Mr. Killian satisfactorily performs his duties under the agreement, as determined by the board in its reasonable good faith judgment, the company will pay to Mr. Killian a one time lump sum severance payment of $600,000. In addition, the company will reimburse Mr. Killian for reasonable business expenses. Mr. Killian and his spouse will also be entitled to continued medical benefits as previously provided in his employment agreement. These payments would be made to Mr. Killian if the company terminated the arrangement without cause or upon the change in control of the company. In the case of a change in control, payment will be made in a lump sum as soon as reasonably practicable following the occurrence of the change in control.  Mr. Killian is subject to restrictive covenants, such as confidentiality, non-competition and non-solicitation provisions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS

The following table sets forth certain information, as of March 1, 2007, regarding beneficial ownership of our common stock by (1) each director, (2) each named executive officer, (3) all directors and executive officers as a group and (4) each person known by us to beneficially own 5% or more of our common stock. Information regarding stockholders other than directors, executive officers and employee benefit plans is based upon information contained in Schedules 13D or 13G filed with the SEC. For the purpose of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares which such person or group has the right to acquire within 60 days after such date, but such shares are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated in a footnote and subject to applicable community property and similar statutes, each person listed as the beneficial owner of the shares possesses sole voting and dispositive power with respect to such shares. The mailing address of the parties listed below is our principal business address unless otherwise indicated.

Directors	Shares of ITG Common Stock Beneficially Owned		Percentage of ITG Common Stock Beneficially Owned
Robert C. Gasser.	0	(1)	—
Raymond L. Killian, Jr..	520,639	(1,2,4)	1.2%
J. William Burdett	22,697	(1,3)	*
William I Jacobs	45,128	(1,3)	*
Timothy L. Jones	21,674	(1,3,5)	*
Robert L. King	774	(1,3)	*
Kevin J.P. O’Hara	2,303	(1,3)	*
Maureen O’Hara	43,795	(1,3,5)	*
Brian J. Steck	20,885	(1,3,5)	*
Other Named Executive Officers
Alasdair Haynes	33,763	(1,3)	*
Christopher J. Heckman	70,935	(1,2,4)	*
Anthony J. Huck	117,325	(1,2,4)	*
Howard C. Naphtali	144,299	(1,2,4)	*
All directors and executive officers as a group (17 persons)	1,199,047	(1,2,3,4,5)	2.7%

*    Less than 1%.

(1)          Beneficial ownership includes stock options that are exercisable at March 1, 2007, or within 60 days thereafter, as follows: Mr. Gasser: 0; Mr. Killian: 0; Mr. Burdett: 18,423; Mr. Jacobs: 8,188; Mr. Jones: 17,235; Mr. King: 0; Mr. O’Hara: 0; Ms. O’Hara: 36,846; Mr. Steck: 18,423; Mr. Haynes: 23,763; Mr. Heckman: 20,025; Mr. Huck: 73,753; Mr. Naphtali: 53,420; and all directors and executive officers as a group: 330,859. Mr. Huck shares investment power with respect to 25,000 of his 73,753 exercisable options.

(2)          Beneficial ownership includes stock unit awards, as follows: Mr. Killian: 46,545; Mr. Heckman: 30,329; Mr. Huck: 33,007; Mr. Naphtali: 34,940.

(3)          Beneficial ownership includes time-based restricted share unit awards, as follows: Mr. Burdett: 774; Mr. Jacobs: 774; Mr. Jones: 774; Mr. King: 774; Mr. O’Hara: 2,303; Ms. O’Hara: 774; Mr. Steck: 774; Mr. Haynes: 10,000.

(4)          Beneficial ownership includes shares held in the Employee Stock Ownership Plan, as follows: Mr. Killian: 38,305; Mr. Heckman: 12,866; Mr. Huck: 248; Mr. Naphtali: 23.

(5)          Beneficial ownership includes deferred share units as follows: Mr. Jones: 3,665; Ms. O’Hara: 2,534; Mr. Steck: 1,688.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2006 with respect to the shares of common stock that may be issued to our employees and directors under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options	Weighted Average Grant Price of Outstanding Restricted Stock	Weighted Average Grant Price of Stock Unit Awards	Number of Securities Remaining Available for Future Grants Under Equity Compensation Plans(b)
Equity compensation plans approved by security holders(a)	2,886,997	$22.05	$33.07	$22.77	2,949,821
Equity compensation plans not approved by security holders	—	—	—	—	—
Total	2,886,997	$22.05	$33.07	$22.77	2,949,821

(a)           Consists of the Amended and Restated 1994 Stock Option and Long-term Incentive Plan, the Non-Employee Directors’ Stock Option Plan, the Amended and Restated Directors’ Retainer Fee Subplan, the Amended and Restated Directors’ Equity Subplan, the Sixth Amended and Restated Stock Unit Award Program and the ITG ESPP.

(b)          Shares remaining available for future issuance under the various plans include (i) 2,500,378 securities to be issued pursuant to the Amended and Restated 1994 Stock Option and Long-term Incentive Plan, the Sixth Amended and Restated Stock Unit Award Program, the Amended and Restated Directors’ Equity Subplan, and the Amended and Restated Directors’ Retainer Fee Subplan, (ii) 284,243 securities to be issued pursuant to the Non-Employee Directors’ Stock Option Plan and (iii) 165,200 securities to be issued pursuant to the ITG ESPP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our outstanding common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities of our company. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based on a review of the copies of the forms furnished to us and written representations from our executive officers and directors, all persons subject to the reporting requirements of Section 16(a) otherwise filed the required reports with respect to 2006 on a timely basis.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Securities Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the following report of the audit committee included herein shall not be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE

The audit committee of ITG’s board of directors is composed of four non-employee directors. The board of directors determined during 2006 that each of those directors satisfied independence requirements, financial literacy and other criteria established by NYSE listing standards. Our audit committee charter is available on our website at http://www.itg.com/investors/committee_charters.php. This charter complies with requirements imposed upon audit committees under the Sarbanes-Oxley Act and under the NYSE listing standards.

The audit committee is directly responsible for the appointment, compensation and oversight of the work of ITG’s independent auditor and for assisting the board in oversight of (1) the integrity of the financial statements of the company, (2) the compliance by the company with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the company’s internal audit function and independent auditors. Management has the primary responsibility for ITG’s consolidated financial statements and the reporting process, including the internal control systems. ITG’s independent auditors are responsible for auditing the consolidated financial statements and expressing an opinion on the conformity of those consolidated audited financial statements with accounting principles generally accepted in the United States of America.

KPMG LLP (“KPMG”) served as ITG’s independent auditor for 2006, and the audit committee has recommended that KPMG be elected in that capacity for 2007. See “Ratification of Selection of Independent Auditors”.

The audit committee has considered whether the provision of certain limited non-audit functions provided by KPMG is compatible with maintaining KPMG’s independence and concluded that performing such functions does not affect KPMG’s independence in performing its function as auditor of ITG. It is the audit committee’s policy for the full audit committee to review, in advance, the proposed provision of non-audit services by KPMG.

The audit committee has reviewed and discussed with management ITG’s audited consolidated financial statements for the year ended December 31, 2006. It has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The audit committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, and has discussed with KPMG its independence. As the result of such review and discussions, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in ITG’s Annual Report on Form 10-K for the year ended December 31, 2006.

Audit Committee

William I Jacobs, Chairman
Timothy Jones
Robert L. King
Maureen O’Hara

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

KPMG was our independent auditor for the years ended December 31, 2006 and 2005. On February 21, 2007, KPMG was appointed by the audit committee to serve as our independent auditor for 2007.

The ratification of the appointment of KPMG is being submitted to the stockholders at the annual meeting. If such appointment is not ratified, the board of directors will consider the appointment of other accountants.

The board of directors unanimously recommends a vote “FOR” the ratification of the appointment of KPMG as our independent auditor for the 2007 fiscal year.

A representative of KPMG, the independent auditor who audited our consolidated financial statements for 2006, is expected to be present at the meeting to respond to appropriate questions of stockholders and will have the opportunity to make a statement if he or she so desires.

Fees to our Independent Auditor

The following table presents fees for professional services rendered by KPMG for the audit of our annual financial statements for the years ended December 31, 2006 and 2005, and fees billed for audit related services, tax services and all other services rendered by KPMG for such periods.

	2006	2005
	(Dollars in thousands)
Audit fees(1)	$1,718	$1,022
Audit-related fees	—	—
Tax fees(2)	177	58
All other fees	—	—
Total	$1,895	$1,080

(1)          The aggregate fees incurred include amounts for the audit of our annual financial statements, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and amounts for the audit of our internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, including in each case services related thereto such as statutory audits, consents, and assistance with and review of documents filed with the SEC and other regulatory bodies.

(2)          The aggregate fees incurred for tax services include amounts in connection with tax compliance and tax consulting services.

Pre-approval of Services by the External Auditor

The audit committee has adopted a policy for pre-approval of audit and permitted non-audit services by our external auditor. The audit committee will consider annually and, if appropriate, approve the provision of audit services by its external auditor and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The audit committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.

Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the audit committee for consideration at its next regular meeting or, if earlier consideration is required, to the audit committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The audit committee will regularly review summary reports detailing all services being provided to ITG by its external auditor.

PROPOSAL TO RE-APPROVE THE INVESTMENT TECHNOLOGY GROUP, INC. 1994 AMENDED AND RESTATED STOCK OPTION AND LONG-TERM INCENTIVE PLAN

Overview

On September 15, 2006, our board of directors amended the company’s Amended and Restated 1994 Stock Option and Long-term Incentive Plan (the “1994 Plan”), subject to approval of the company’s stockholders at the annual meeting. On March 26, 2007, our board of directors approved an amendment and restatement of the 1994 Plan which incorporated the foregoing amendment into the terms of the 1994 Plan in connection with the submission of the plan to the stockholders for approval.

Our board of directors believes that grants made under the 1994 Plan have provided an important means by which the company has attracted, retained, and rewarded officers, other key employees, and directors. In addition, in the view of our board of directors, the 1994 Plan enables the compensation committee to structure such awards as a cost-effective component of executive compensation which provides officers and key employees with a proprietary interest in the growth and performance of the company and serves as an incentive to long-term and outstanding service to the company.

As discussed above under the caption “COMPENSATION DISCUSSION AND ANALYSIS,” Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder generally limit the company’s tax deductions for compensation to the named executive officers to the extent the individual’s compensation exceeds $1 million. Stockholder approval of the 1994 Plan, as amended and restated, is being sought so that the restricted stock unit award granted to Mr. Gasser under the 1994 Plan will qualify as “performance-based compensation” that is tax deductible by the company without limitation under the $1 million deductibility cap in Section 162(m) of the Code.

For purposes of Section 162(m) of the Code, stockholder approval of the 1994 Plan, as amended, relates specifically to the business criteria described below under the caption “Performance Awards”. In the event that stockholders fail to approve the 1994 Plan, as amended, the restricted stock unit award granted to Mr. Gasser under the 1994 Plan that is subject to stockholder approval would be cancelled.

Material Features of the 1994 Plan

The following summary describes the material terms of the 1994 Plan, as amended and restated. This summary is qualified in its entirety by reference to the full text of the 1994 Plan, attached to this Proxy Statement as Appendix A.

Administration.   The 1994 Plan generally is administered by the compensation committee. Our board of directors may, however, itself perform the functions of the compensation committee or may appoint a different committee to administer the 1994 Plan. If any member of the compensation committee or other committee administering the 1994 Plan does not qualify as a “non-Employee director” under Rule 16b-3 or an “outside director” under Code Section 162(m), the compensation committee may function through a subcommittee composed solely of two or more qualifying members, or the non-qualifying member of the compensation committee may abstain or recuse himself or herself from actions that would be affected by his or her non-qualifying status.

Subject to the terms and conditions of the 1994 Plan, the compensation committee has discretionary authority to determine the employees to whom, and the times at which, awards may be granted, the number of shares to be subject to each award and the terms, conditions, and limitations of each award. This includes authority to determine the times at which options or stock appreciation rights (“SARs”) will be exercisable, the times awards will vest and become nonforfeitable, the performance conditions, if any, that will attach to any award, and whether settlement of any award will be subject to mandatory or optional deferral. The compensation committee is also authorized to specify any other condition of an award that is not inconsistent with 1994 Plan terms, prescribe forms of award agreements, specify rules and regulations relating to the 1994 Plan, and make all other interpretations and determinations and take all other actions which may be necessary or advisable for the administration of the 1994 Plan. The compensation committee’s determinations and interpretations under the 1994 Plan are binding on all interested parties.

Plan Term and Eligibility.   The 1994 Plan authorizes the granting of awards through March 31, 2007 to selected officers and other key employees of the company and its subsidiaries and affiliates and directors of the company. After March 31, 2007, no new grants will be made under the 1994 Plan, however, outstanding grants and awards will continue in accordance with their terms after March 31, 2007 and the compensation committee will continue to have authority under the 1994 Plan with respect to grants and awards made prior to March 31, 2007. If the stockholders approve the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan, the 1994 Plan will be merged with and into the 2007 Plan, outstanding grants under the 1994 Plan will continue in effect according to their terms and the shares with respect to outstanding grants under the 1994 Plan will be issued under the 2007 Plan. Awards which are outstanding as of March 15, 2007 have been granted to a total of 244 grantees under the 1994 Plan.

Shares Subject to the 1994 Plan and Per-Person Limitations.   Under the 1994 Plan, the maximum number of shares of our common stock with respect to which awards may be granted in any calendar year is 20% of the issued and outstanding shares as of the first day of the calendar year, except that this maximum number is reduced by the number of shares reserved for issuance with respect to, or underlying, any award that is outstanding under the 1994 Plan as of such date.

As of March 15, 2007, the number of shares currently subject to grants under the 1994 Plan was  2,330,037 shares and the number of shares remaining available for issuance under the 1994 Plan was 2,423,685 shares. The total number of shares which may be subject to grants of incentive stock options (“ISOs”) under the 1994 Plan is 500,000, subject to adjustment, as described below. On March 15, 2007, the last reported price of our common stock on the New York Stock Exchange was $37.96 per share.

In addition, the 1994 Plan imposes annual “per-person” limitations on the amount of awards to comply with Code Section 162(m). Under these limitations, no single employee may be granted during any fiscal year options and SARs to purchase more than 1 million shares or performance awards designated as qualifying awards under Code Section 162(m) relating to more than 100,000 shares, subject in each case to adjustment, as described below. With respect to performance awards so designated but not valued by reference to shares at the date of grant, the maximum amount payable to a grantee in settlement of such an award in any fiscal year shall be the fair market value of 1 million shares at the date of grant or at the date of settlement of the award, whichever is greater; the number of a grantee’s performance awards not relating to shares that may be granted or settled in a given year is not affected by separate grants to the grantee of performance awards relating to shares in that year, and vice versa.

In the event of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, and certain other extraordinary dividends or changes in corporate structure or capitalization affecting our common stock, the compensation committee will appropriately adjust the number and kind of shares subject to outstanding options, rights, and other awards and the exercise price and other terms and conditions of such awards, make appropriate provision for supplemental payments of cash, other awards, or other property, and appropriately adjust the maximum number and kind of shares which may be granted under the 1994 Plan generally, may be granted in respect of ISOs, and are specified as the annual per-person limitations. Similar adjustments may be made for certain non-extraordinary cash dividends, but such adjustments may not include a reduction in exercise price.

Options and SARs.   The compensation committee is authorized to grant options to purchase shares at a fixed price, including both ISOs which can result in potentially favorable tax treatment to the grantee and nonqualified stock options (“NQSOs”) (i.e., options not qualifying as ISOs), and SARs entitling the grantee to receive the excess of the fair market value of a share on the date of exercise over the base price of the SAR. The exercise price per share subject to an option and the grant price of an SAR is determined by the compensation committee; the exercise price of an ISO must be at least equal to 100% of the fair market value of a share at the date of grant (or higher in certain cases specified by the Code), but this limitation does not apply to a non-qualified stock option. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the compensation committee, except the options may not be exercisable more than ten years after the date of grant. Options may be exercised by payment of the exercise price in cash or shares, as the compensation committee may determine from time to time.

Other Awards.   The compensation committee is authorized to grant other stock-based awards the value of which is based in whole or in part on the value of shares and the terms of which are not otherwise specified in the 1994 Plan. For example, other stock-based awards may include awards of shares as a bonus free of restrictions, as restricted stock, or in lieu of company obligations to pay cash under other plans or compensatory arrangements, subject to such terms as the compensation committee may specify. Similarly, the compensation committee could grant deferred stock as an other stock-based award, which would confer upon a grantee the right to receive a specified number of shares at the end of a specified deferral period; such an award may or may not be subject to possible forfeiture in the event of certain terminations of employment prior to the end of a specified period. The compensation committee is also authorized to grant dividend equivalents conferring on grantees the right to receive cash, shares, other awards, or other property equal in value to dividends paid with respect to a specified number of shares of our common stock, or other periodic payments. Dividend equivalents may be awarded on a free-standing basis or in connection with another award, and may be paid currently or on a deferred basis.

Performance Awards.   The compensation committee is authorized to grant performance awards which confer upon grantees a right to receive either (i) shares or the cash value thereof, or a combination of both, or (ii) a fixed dollar amount payable in cash or shares, or a combination of both, at the end of a specified period, based on the achievement of preset performance goals. Performance awards and other awards granted to persons the compensation committee expects will be named executive officers, will, if so designated by the compensation committee, be subject to provisions that should qualify such awards as “performance-based compensation” not subject to the limitation on tax deductibility by the company under Code Section 162(m). The performance goals to be achieved as a condition of payment or settlement of such a designated performance award will consist of (i) one or more business criteria, and (ii) a targeted level or levels of performance with respect to each such business criteria. Such business criteria must be among those specified in the 1994 Plan, although for non-designated performance awards the compensation committee may specify other business criteria. The business criteria specified in the 1994 Plan are: (1) appreciation in fair market value or book value of our common stock; (2) earnings per share; (3) revenues; (4) cash flow or cash flow return on investment; (5) return on assets, return on investment, return on capital, or return on equity; (6) economic value added; (7) operating margin; (8) net income; operating income (before or after income taxes); earnings; or operating earnings (before or after income taxes); (9) total stockholder return; and (10) any of the above goals as compared to the performance of a published or special index deemed applicable by the compensation committee including the Standard & Poor’s 500 Stock Index or other indexes, or compared to one or more comparable companies. The performance period over which such performance will be measured will be specified by the compensation committee. In granting performance awards, the compensation committee may establish an unfunded incentive award “pool,” the amount of which will be based upon the achievement of a performance goal or goals based on one or more of the business criteria described above. The compensation committee may, in its discretion, determine that the amount payable in settlement of a designated performance award will be reduced, but may not exercise discretion to increase any such amount.

Certain Other Terms of Awards.   Awards are granted for no consideration other than services, except as may be otherwise required by law. The compensation committee may, however, grant awards alone or in addition to, in tandem with or in substitution for any other award under the 1994 Plan or other company plans or other rights to payment from the company. Each award will be evidenced by an award agreement setting forth the specific terms and conditions applicable to that award. The compensation committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares to be distributed will be withheld (or previously acquired shares surrendered by the grantee) to satisfy tax withholding obligations. The compensation committee may also provide additional cash payments to a grantee to offset taxes relating to awards. Awards granted under the 1994 Plan generally may not be pledged or otherwise encumbered and/or transferred except by will or by the laws of descent and distribution, or to a designated beneficiary upon the grantee’s death, except that the compensation committee may permit transfers of awards for estate planning or other purposes deemed not inconsistent with the purposes of the 1994 Plan.

Amendments.   Our board of directors may amend the 1994 Plan in any respect, except that amendments are subject to subsequent stockholder approval if such stockholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange or such other stock exchange or automated quotation system on which shares may then be listed or quoted.

Mr. Gasser’s Restricted Stock Unit Award Granted Subject to Stockholder Approval of the Performance Criteria pursuant to which the Restricted Stock Units Vest

Pursuant to his employment agreement dated September 15, 2006, during 2006, Mr. Gasser was granted a 31,250 restricted stock unit award with respect to 31,250 units (which number of units represent shares of our common stock on a one for one basis), subject to the approval of our stockholders, pursuant to the 1994 Plan. This restricted stock unit award vests in three equal annual installments on October 31, 2007, October 4, 2008 and October 4, 2009; provided that the one year pre-tax operating income objective is met at 100% from October 1, 2006 through September 30, 3007. If this performance goal is not met by September 30, 2007, then the award will not vest unless and until the one-year pre-tax operating income objective is achieved during a consecutive four-quarter period. If the performance criteria are not met by September 30, 2009, the award will be forfeited. This award will be cancelled if our stockholders do not approve the performance criteria under the 1994 Plan, which includes pre-tax operating income as a permissible performance criterion for awards granted under the 1994 Plan.

Certain Federal Income Tax Consequences

See the discussion under “Proposal To Approve The Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan” for a discussion of certain federal income tax consequences associated with grants under the 1994 Plan.

Vote Required for Approval

The proposal to approve the 1994 Plan requires for its approval the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on this proposal. Any abstentions will have the affect of votes against the proposal.

The board of directors unanimously recommends a vote FOR re-approval of the Investment Technology Group, Inc. Amended and Restated 1994 Stock Option and Long-term Incentive Plan.

PROPOSAL TO APPROVE THE INVESTMENT TECHNOLOGY GROUP, INC.
2007 OMNIBUS EQUITY COMPENSATION PLAN

Overview

On March 26, 2007, our board of directors adopted the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (the “2007 Plan”), subject to stockholder approval. Our board of directors has directed that the proposal to approve the 2007 Plan be submitted to the company’s  stockholders for their approval at the annual meeting. Stockholder approval is being sought (i) in order to meet the NYSE listing requirements, (ii) so that compensation attributable to grants and bonus awards under the 2007 Plan may qualify for an exemption from the $1 million deduction limit under section 162(m) of the Code (see discussion of “Federal Income Tax Consequences” below), and (iii) in order for incentive stock options to meet the requirements of the Code.

Our board of directors believes that the 2007 Plan will further the company’s compensation strategy. The company’s ability to attract, retain and motivate top quality employees and non-employee directors is material to the company’s success. Our board of directors believes that the interests of the company and its stockholders will be advanced if the company can offer its employees and non-employee directors the opportunity to acquire or increase their proprietary interests in the company by receiving awards under the 2007 Plan.

The Investment Technology Group, Inc. Non-Employee Directors’ Stock Option Plan (the “Director Plan”), the 1994 Plan, the Stock Unit Award Program Subplan, as amended and restated (the “SUA Subplan”), the Amended and Restated Investment Technology Group, Inc. Directors’ Retainer Fee Subplan (the “Directors Retainer Fee Subplan”), and the Amended and Restated Investment Technology Group, Inc. Directors’ Equity Subplan (the “Directors Equity Subplan”, and collectively with the SUA Subplan and the Directors Retainer Fee Subplan, the “Subplans”) will be merged with and into the 2007 Plan as of the effective date described below. No additional grants will be made thereafter under the Director Plan or the 1994 Plan. Outstanding grants under the Director Plan, the 1994 Plan and the Subplans as of the effective date will continue in effect according to their terms as in effect on the effective date (subject to such amendments as the compensation committee determines appropriate, consistent with the terms of the Director Plan, the 1994 Plan or the Subplans, as applicable), and the shares with respect to such outstanding grants will be issued or transferred under the 2007 Plan. After the effective date, the Subplans shall continue in effect as subplans of the 2007 Plan and grants and/or deferrals may continue to be made under the Subplans.

If approved by the stockholders, the 2007 Plan will become effective on May 8, 2007. Any award made under the 2007 Plan prior to the annual meeting will be subject to stockholder approval of the 2007 Plan at the annual meeting. If for any reason the stockholders of the company do not approve the 2007 Plan at the annual meeting, the 2007 Plan will immediately terminate, no awards will be made under the 2007 Plan and the 1994 Plan, the Director Plan and the Subplans will not be merged with and into the 2007 Plan.

The material terms of the 2007 Plan are summarized below. A copy of the full text of the 2007 Plan is attached to this Proxy Statement as Appendix B. This summary of the 2007 Plan is not intended to be a complete description of the 2007 Plan and is qualified in its entirety by the actual text of the 2007 Plan to which reference is made. For a description of the SUA Subplan, see the description under “Stock Unit Award Program” in “Compensation Discussion and Analysis” above and under “Sixth Amended and Restated Stock Unit Award (SUA) Program” following the Grants of Plan-Based Awards Table above. For a description of the Directors Retainer Fee Subplan and the Directors Equity Subplan, see the description under “Director Compensation” above.

Material Features of the 2007 Plan

General.   The 2007 Plan provides that grants may be made in any of the following forms: (i) ISOs, (ii) NQSOs (together with ISOs, “options”), (iii) stock units, (iv) stock, (v) dividend equivalents and (vi) SARS and other stock-based awards. The maximum number of shares that shall be authorized under the 2007 Plan shall be 5,186,208 which number includes that number of shares of our common stock subject to outstanding grants under the Director Plan and the 1994 Plan as of the date of this annual meeting as well as shares remaining available for issuance under the Director Plan and the 1994 Plan but not subject to previously exercised, vested or paid grants as of the date of this annual meeting. Such number of shares is subject to reduction for share issuances with respect to outstanding grants under the 1994 Plan and the Director Plan prior to the date of this annual meeting and adjustment in certain circumstances as described below. If and to the extent options (including options granted under the Director Plan and the 1994 Plan) and SARs granted under the 2007 Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock units, stock, or other stock-based awards (including any stock awards, stock units and other stock-based awards granted under the 1994 Plan) are forfeited or terminated, or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the 2007 Plan. Shares of our common stock surrendered in payment of the exercise price of an option will also be available for re-issuance under the 2007 Plan. To the extent grants under the 2007 Plan are paid in cash, and not in shares of our common stock, any shares previously subject to such grants will become available again for purposes of the 2007 Plan.

The 2007 Plan provides that the maximum aggregate number of shares of our common stock with respect to which grants may be made to any individual during any calendar year is 1 million  shares, subject to adjustment as described below.   A grantee may not accrue dividend equivalents and dividends on performance-based grants during any calendar year in excess of $1 million. All grants under the 2007 Plan will be expressed in shares of our common stock.

Administration.   The 2007 Plan will be administered and interpreted by the compensation committee, or such other committee of non-employee directors appointed by our board of directors to administer the 2007 Plan.

The compensation committee may:

•       appoint an administrative committee comprised of company employees to perform ministerial functions under the 2007 Plan.

•       determine the individuals to whom grants will be made under the 2007 Plan.

•       determine the type, size, terms and conditions of the grants.

•       determine when grants will be made.

•       establish any performance goals for grants.

•       determine the duration of any applicable exercise or restriction period, including the criteria for exercisability or vesting and any acceleration of exercisability or vesting.

•       amend the terms and conditions of any previously issued grant, subject to the limitations described below.

•       deal with any other matters arising under the 2007 Plan.

Eligibility for Participation.   All of our employees, employees of our subsidiaries as well as all of our non-employee directors are eligible to receive grants under the 2007 Plan. As of March 15, 2007, approximately 1,077 employees and seven (7) non-employee directors were eligible to receive grants under the 2007 Plan. The compensation committee is authorized to select the persons to receive grants from among those eligible and to determine the number of shares of our common stock that are subject to each grant.

Types of Awards.

Options.   The compensation committee may:

•       grant options intended to qualify as ISOs within the meaning of Section 422 of the Code to employees of the company and its subsidiaries.

•       grant NQSOs to anyone eligible to participate in the 2007 Plan.

•       fix the exercise price per share of options on the date of grant. The exercise price of options granted under the 2007 Plan may be equal to or greater than the last reported sale price of the underlying shares of our common stock on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of outstanding stock of the company, the exercise price per share of an ISO granted to such person must be at least 110% of the last reported sale price of a share of our common stock on the date of grant. To the extent that the aggregate fair market value of shares of our common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

•       determine the term of each option; provided, that the term may not exceed ten years from the date of grant and, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of the company, the term of the ISO may not exceed five years from the date of grant.

•       determine the terms and conditions of options, including when they become exercisable. A grantee may exercise an option by delivering notice of exercise to the company. The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash, (ii) if the compensation committee permits, by delivering shares of our common stock already owned by the grantee and having a fair market value on the date of exercise equal to the exercise price or by attestation to ownership of shares of our common stock having an aggregate fair market value on the date of exercise equal to the exercise price, (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve board of directors, or (iv) by such other method as the compensation committee may approve.

•       determine under what circumstances, if any, and during what time periods a grantee may exercise an option after termination of employment or service.

Stock.   The compensation committee may:

•       grant stock awards to anyone eligible to participate in the 2007 Plan.

•       require that grantees pay consideration for the stock and may impose restrictions on the stock.

•       determine whether restrictions will lapse over a period of time or according to such other criteria as the compensation committee determines.

•       determine the number of shares of our common stock subject to the grant of stock and the other terms and conditions of the grant.

•       determine to what extent and under what conditions grantees will have the right to vote shares of our common stock and to receive dividends paid on such shares during the restriction period.

•       determine whether a grantee’s entitlement to dividends with respect to stock will be subject to the achievement of performance goals or other conditions.

•       determine whether accumulated dividends will accrue interest and will be paid in cash or in such other form as dividends are paid on our common stock.

•       determine in the grant agreement under what circumstances, if any, a grantee may retain stock after termination of employment or service, and the circumstances under which stock may be forfeited.

Stock Units.   The compensation committee may:

•       grant stock units to anyone eligible to participate in the 2007 Plan. Each stock unit provides the grantee with the right to receive a share of our common stock or an amount based on the value of a share of our common stock at a future date.

•       determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions applicable to stock units.

•       provide that stock units will be paid at the end of a specified period or deferred to a later date.

•       determine whether a stock unit will be paid to the grantee in cash, in shares of our common stock, or in a combination of cash and shares of our common stock.

•       determine in the grant agreement under what circumstances, if any, a grantee may retain stock units after termination of employment or service, and the circumstances under which stock units may be forfeited.

Dividend Equivalents.   The compensation committee may:

•       grant dividend equivalents in connection with any grants. A dividend equivalent is an amount determined by multiplying the number of shares of common stock subject to the grant by the per-share dividend paid by us on our common stock.

•       determine whether dividend equivalents will be paid to grantees currently or will be deferred.

•       determine whether dividend equivalents will be accrued as a cash obligation, or will be converted to stock units.

•       determine in the grant agreement, whether deferred dividend equivalents will accrue interest.

•       provide that dividend equivalents will be payable based on the achievement of performance goals.

•       determine whether dividend equivalents will be paid in cash or shares of our common stock, or a combination of the two.

SARs and Other Stock-Based Awards.   The compensation committee may:

•       grant SARs to anyone eligible to participate in the 2007 Plan in connection with, or independently of, any option granted under the 2007 Plan. Upon exercise of an SAR, the grantee will receive an amount equal to the excess of the fair market value of our common stock on the date of exercise over the base amount for the SAR. Payment will be made in shares of our common stock. Cash will be paid in lieu of fractional shares.

•       determine the base amount of each SAR which will be equal to the per share exercise price of the related option or, if there is no related option, an amount that is at least equal to the fair market value of a share of our common stock on the date of grant of the SAR.

•       determine the terms and conditions of SARs, including when they become exercisable.

•       accelerate the exercisability of any SARs.

•       determine whether SARs must be exercised while the grantee is employed by or providing service to the company and its subsidiaries or within a specified period of time after termination of such employment or service.

•       determine under what circumstances, if any, and during what time periods a grantee may exercise an SAR after termination of employment or service.

•       grant other stock-based awards that are based on, measured by or payable in, shares of our common stock to employees or directors.

•       determine whether other stock-based awards will be granted subject to performance goals or other conditions.

•       determine in the grant agreement whether other stock-based awards will be paid in cash or in shares of our common stock, or a combination of the two.

Qualified Performance-Based Compensation.   The compensation committee:

•       may impose objective performance goals that must be met with respect to grants of stock units, stock, dividend equivalents or other stock-based awards granted to employees under the 2007 Plan, in order for the grants to be considered qualified performance-based compensation for purposes of Section 162(m) of the Code (see “Certain Federal Income Tax Consequences” below).

•       will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions, prior to, or soon after the beginning of, the performance period.

•       may provide in the grant agreement that qualified performance-based grants will be payable or restrictions on such grants will lapse, in whole or part, in the event of the grantee’s death or disability during the performance period, a change in control, or under other circumstances consistent with Treasury Regulations. The performance goals, to the extent designed to meet the requirements of Section 162(m) of the Code, will be based on one or more of the following measures: stock price, earnings per share, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures.  If dividend equivalents are granted as qualified performance-based compensation under Section 162(m) of the Code, the grantee may not accrue more than $1 million of such dividend equivalents during any calendar year.

Deferrals.   The compensation committee may:

•       permit or require grantees to defer receipt of the payment of cash or the delivery of shares of our common stock that would otherwise be due to the grantee in connection with any stock units or other stock-based awards under the 2007 Plan.

•       establish the rules and procedures applicable to any such deferrals and provide for interest or other earnings to be paid on such deferrals.

Adjustment Provisions.   If there is any change in the number or kind of shares of our common stock by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, by reason of a merger, reorganization or consolidation, by reason of a reclassification or change in par value or by reason of any other extraordinary or unusual event affecting the outstanding shares of our common stock as a class without the company’s receipt of consideration, or if the value of outstanding shares of our common stock is substantially reduced as a result of a spinoff or the company’s payment of an extraordinary dividend or distribution, the number of shares of our common stock available for grants, the limit on the number of shares of our common stock any individual may receive pursuant to grants in any year, the number of shares covered by outstanding grants, the kind of shares to be issued under the 2007 Plan, and the price per share or the applicable market value of such grants will be appropriately adjusted by the compensation committee to reflect any increase or decrease in the number or kind of issued shares of our common stock in order to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under such grants. Any fractional shares resulting from such adjustment will be eliminated.

Change in Control.   In the event of a change in control, the compensation committee may take any of the following actions with respect to any or all outstanding grants under the 2007 Plan, without the consent of the grantee:

•       determine that outstanding options and SARs become fully exercisable, and restrictions on outstanding stock awards and stock units will lapse as of the date of the change in control or at such other time as the compensation committee determines.

•       require that grantees surrender their options and SARs in exchange for one or more payments by the company, in cash or shares of our common stock as determined by the compensation committee, in an amount equal to the amount by which the then fair market value of the shares subject to the grantee’s unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable.

•       after giving grantees the opportunity to exercise their options and SARs, terminate any or all unexercised options and SARs at such time as the compensation committee determines appropriate.

•       with respect to grantees holding stock units, other stock-based awards or dividend equivalents, determine that such grantees will receive one or more payments in settlement of such stock units, other stock-based awards or dividend equivalents, in an amount and form and on terms determined by the compensation committee.

•       if the company is the surviving corporation, determine that grants will remain outstanding after the change in control.

•       if the company is not the surviving corporation, determine that grants that remain outstanding after the change in control will be converted to similar grants of the surviving corporation.

Transferability of Grants.   Only the grantee may exercise rights under a grant during the grantee’s lifetime. A grantee may not transfer those rights except by will or the laws of descent and distribution; provided, however, that a grantee may transfer a grant other than an ISO pursuant to a domestic relations  order. The compensation committee may also provide, in a grant agreement, that a grantee may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the compensation committee may determine.

Grantees Outside the United States.   If any individual who receives a grant under the 2007 Plan is subject to taxation in a country other than the United States, the compensation committee may make the grant on such terms and conditions as the compensation committee determines appropriate to comply with the laws of the applicable country.

No Repricing of Options.   Neither the board of directors nor the compensation committee can amend the 2007 Plan or options previously granted under the 2007 Plan to permit a repricing of options, without prior stockholder approval. Adjustments to the exercise price or number of shares of our common stock subject to an option to reflect the effects of a stock split or other corporate transaction will not constitute a repricing.

Amendment and Termination of the 2007 Plan.   The board of directors may amend or terminate the 2007 Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements. The 2007 Plan will terminate on May 7, 2017, unless the 2007 Plan is terminated earlier by the board of directors or is extended by the board of directors with stockholder consent.

Grants Under the 2007 Plan.   No grants have been made under the 2007 Plan. Grants under the 2007 Plan are discretionary, so it is not currently possible to predict the number of shares of our common stock that will be granted or who will receive grants under the 2007 Plan after the annual meeting. The last sales price of our common stock on March 15, 2007, was $37.96  per share.

Certain Federal Income Tax Consequences

The federal income tax consequences of grants under the 1994 Plan and the 2007 Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the 1994 Plan and the 2007 Plan. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of our common stock or payment of cash under the 1994 Plan and the 2007 Plan. Future appreciation on shares of our common stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of our common stock are sold. The tax rate applicable to capital gain will depend upon how long the grantee holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

Exceptions to these general rules arise under the following circumstances:

If shares of our common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under Section 83(b) of the Code.

If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of our common stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs granted under the 2007 Plan will be qualified performance-based compensation. Stock units, stock awards, dividend equivalents, and other stock-based awards granted under the 2007 Plan will be designated as qualified performance-based compensation if the compensation committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of Section 162(m) of the Code.

We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. The compensation committee may permit a grantee to satisfy our withholding obligation with respect to grants paid in shares of our common stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

Vote Required for Approval

The proposal to approve the 2007 Plan requires for its approval the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on this proposal. Any abstentions will have the effect of votes against the proposal.

The board of directors unanimously recommends a vote “FOR” the proposal to approve the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan.

CONTACTING THE BOARD OF DIRECTORS

You, or any interested party, may communicate with our board of directors, including our non-management directors and the chairman of the audit committee, by sending a letter to the ITG Board of Directors, P.O. Box 3254, Grand Central Station, New York, New York 10163, or by calling 1-866-869-8227. Any complaints or concerns relating to ITG’s accounting, internal accounting controls or auditing matters will be referred to the chairman of the audit committee. Other concerns will be referred to the lead director of the board with a copy to the chairman of the nominating and corporate governance committee. Any complaints or concerns may be reported anonymously or confidentially. ITG strictly prohibits any retaliation for reporting a possible violation of law, ethics, or firm policy regardless of whom the report concerns.

WHERE YOU CAN FIND MORE INFORMATION

As required by law, we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about our company. You can inspect and copy these materials at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You can obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Site that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. The SEC’s Internet address is http://www.sec.gov. You can also inspect these materials of our company at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and on our website at http://www.itg.com/investors.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information by referring you to another document filed separately with the SEC. Information incorporated by reference is considered part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

This proxy statement incorporates by reference the information contained in our Annual Report on Form 10-K for the year ended December 31, 2006 (SEC file number 001-32722). We also incorporate by reference the information contained in all other documents that we file with the SEC after the date of this proxy statement and before the annual meeting. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

If you are one of our stockholders and would like to receive a copy of any document referred to in this proxy statement, you should call or write to Investment Technology Group, Inc., 380 Madison Avenue, 4th Floor, New York, New York 10017, Attention:  Investor Relations (telephone:  (800) 991-4484). In order to ensure timely delivery of the documents prior to the annual meeting, you should make any such request not later than May 2, 2007.

You should rely only on the information contained in (or incorporated by reference into) this proxy statement. We have not authorized anyone to give any information different from the information contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated March 27, 2007. You should not assume that the information contained in this proxy statement is accurate as of any later date, and the mailing of this proxy statement to stockholders shall not mean otherwise.

OTHER MATTERS; STOCKHOLDER PROPOSALS
FOR THE 2007 ANNUAL MEETING OF ITG

As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the annual meeting, other than as described in this proxy statement. If any other matters shall properly come before the annual meeting or any adjournments or postponements thereof and shall be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not vote in accordance with the recommendation of our board of directors and management.

Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2008 Annual Meeting must submit their proposals to our Secretary on or before December 30, 2007. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

In accordance with our by-laws, in order to be properly brought before the 2008 Annual Meeting, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to Investment Technology Group, Inc., 380 Madison Avenue, 4th Floor, New York, New York, 10017, Attention: Secretary, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s annual meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than January 9, 2008 and no later than February 8, 2008.

By Order of the Board of Directors,

P. Mats Goebels
Secretary

APPENDIX A

INVESTMENT TECHNOLOGY GROUP, INC.

Amended and Restated 1994 Stock Option and Long-term Incentive Plan

1.                 Purposes

The purposes of the Amended and Restated Investment Technology Group, Inc. Stock Option and Long-term Incentive Plan (the “Plan”) are to advance the interests of the Company, to increase stockholder value by providing its directors, officers and other key employees with a proprietary interest in the growth and performance of the Company and with incentives for continued service with rewards for outstanding service to the Company and its subsidiaries, and to provide the Company with an additional means to attract and retain qualified officers and other key employees. To this end, the Committee, as hereinafter designated, may grant stock options, stock appreciation rights, performance units, dividend equivalents and/or other incentive awards to directors, officers and other key employees of the Company and its subsidiaries, on the terms and subject to the conditions set forth in this Plan. The Plan will be merged with and into the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (the “2007 Plan”) effective as of the date the Company’s stockholders approve the 2007 Plan (the “Effective Date”). No new grants will be made under the Plan after the Effective Date and any Shares issued pursuant to outstanding Awards under this Plan after the Effective Date shall be issued under the 2007 Plan.

2.                 Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

2.1         “Award” means any form of stock option, stock appreciation right, performance unit, dividend equivalent or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish.

2.2         “Award Agreement” means a written agreement setting forth the terms of an Award.

2.3         “Base Price Per Share” means a price per share fixed by the Committee at the time of grant of a Stock Appreciation Right that may be equal to, greater than, or less than the Fair Market Value of the shares of Common Stock covered thereby, but not less than the amount required by such laws, rules or regulations as may be applicable.

2.4         “Board” means the Board of Directors of the Company.

2.5         “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code shall be deemed to include successor provisions thereto and rules and regulations thereunder.

2.6         “Committee” means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that Committee action shall be taken by act of such members specified in, and otherwise in accordance with, Section 3.3. The Committee shall consist solely of two or more directors of the Company. In appointing members of the Committee, the Board will consider whether a member is or will be a Qualified Member, but such members are not required to be Qualified Members at the time of appointment or during their term of service on the Committee.

2.7         “Common Stock” means the Common Stock of the Company.

2.8         “Company” means Investment Technology Group, Inc., and successors thereto.

2.9         “Dividend Equivalent” means a right granted to a Participant to receive cash, shares of Common Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

2.10  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and rules and regulations thereunder.

2.11  “Fair Market Value,” unless otherwise required by an applicable provision of the Code, as of any date, means the mean of the high and low regular way sales prices of the Common Stock as reported on the New York Stock Exchange as determined on the date as of which the valuation is to be made; provided, however, that at any time that the Common Stock is not quoted on the New York Stock Exchange on such trading days, Fair Market Value shall be determined by the Committee in its discretion.

2.12  “Incentive Stock Option” (“ISO”) means any Stock Option intended to be, and designated and qualifying as, an “incentive stock option” within the meaning of Section 422 of the Code.

2.13  “Non-Qualified Stock Option” means any Stock Option awarded under this Plan that is not intended to be an Incentive Stock Option or that fails to meet the requirements applicable to an Incentive Stock Option.

2.14  “Officer” means a person who is considered to be an officer of the Company under Exchange Act Rule 16a-1(f).

2.15  “162(m) Award” means an Award intended by the Committee to constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Such Awards would include Options or SARs granted with an exercise price or base price per share equal to or greater than 100% of the Fair Market Value of a share of Common Stock, or Awards granted in accordance with Section 7.

2.16  “Option” or “Stock Option” means a right granted pursuant to the Plan to purchase shares of Common Stock, and includes both Incentive Stock Options and Non-Qualified Stock Options.

2.17  “Option Price” or “Exercise Price” means the price per share at which Common Stock may be purchased upon the exercise of an Option.

2.18  “Participant” means any individual to whom an Award has been granted under this Plan.

2.19  “Performance Award” means the right to receive either (i) shares of Common Stock or cash in an amount determined with reference to Common Stock value (performance shares), or (ii) a fixed dollar amount payable in cash or shares (performance units), or a combination of both, at the end of a specified Performance Period.

2.20  “Performance Period” means a period of not less than one nor more than ten years during which corporate, division, subsidiary, group or other performance objectives shall be utilized for purposes of determining the amount of a Performance Award.

2.21  “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) under the Exchange Act and an “outside director” within the meaning of Treasury Regulation 1.162-27(e)(3) under Code Section 162(m).

2.22  “Stock Appreciation Right” or “SAR” means the right to receive, for each unit of the SAR, cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one share on the date of exercise of the SAR over the Base Price Per Share established on the date the SAR was granted.

3.                 Administration

3.1         The Plan shall be administered and interpreted by the Committee. The foregoing and other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, including for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

3.2         The Committee shall have the authority to (a) establish such rules and regulations as it deems necessary for the proper operation and administration of the Plan; (b) select the Officers and other key employees of the Company and its subsidiaries to receive Awards under the Plan; (c) determine the form of an Award, or combinations thereof, and whether such Awards are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company, either within or outside of this Plan; (d) determine the number of shares of Common Stock or units or rights to be covered by each such Award granted hereunder; (e) determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, any restriction or limitation on transfer, any vesting schedule or acceleration thereof, and any forfeiture provisions or waiver thereof), regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine, in its sole discretion; (f) determine whether Common Stock to be issued and other amounts payable with respect to an Award under this Plan shall be deferred, either automatically or at the election of the Participant; and (g) make any other determination or take any other action that the Committee deems necessary or desirable for the administration of the Plan.

3.3         At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, or relating to a 162(m) Award, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee, but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such Non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The Committee may delegate to officers or managers of the Company or any subsidiary the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to be 162(m) Awards to fail to so qualify. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members pursuant to any authority duly delegated to any such member) arising out of or in connection with the Plan shall be within the absolute discretion of all or any of them, as the case may be, and shall be final, binding and conclusive on the Company and its subsidiaries, all employees and Participants and their respective beneficiaries, transferees, heirs, executors, administrators, successors and assigns.

4.                 Eligibility

Officers and other key employees of the Company and its present and future subsidiaries (including those who may also be directors of the Company) and non-employee directors of the Company, who are responsible for or contribute to the management, growth and profitability of the business of the Company and its subsidiaries, are eligible to receive Awards under this Plan.

5.                 Shares Available for Awards

5.1         The maximum number of shares of Common Stock of the Company that may be used in conjunction with the grant of Incentive Stock Options under the Plan is 500,000.

5.2         Except as provided in Section 5.1 above, the maximum number of shares of Common Stock of the Company with respect to which any Awards may be made in any calendar year during the term of this Plan shall not exceed twenty percent (20%) of the number of shares of Common Stock issued and outstanding as of the first day of the calendar year in which Awards are made, less the number of shares of Common Stock reserved for issuance with respect to, or underlying, any Award made and outstanding pursuant to this Plan as do such date. In addition, in each fiscal year during any part of which the Plan is in effect, a Participant may be granted (i) Options and SARs under Section 6.1 and 6.2 relating to no more than 1,000,000 shares of Common Stock and (ii) Performance Awards pursuant to Section 7 relating to no more than 100,000 shares of Common Stock, subject in each case to adjustment as provided in Section 5.5. With respect to Performance Awards pursuant to Section 7 not valued by reference to Common Stock at the date of grant, the maximum amount payable to a Participant in settlement of such an Award in any fiscal year shall be the Fair Market Value of the number of shares of Common Stock specified in the preceding sentence (subject to adjustment) to which Performance Awards may relate valued at the date of grant or at the date of settlement of the Award whichever is greater (this limitation is separate and not affected by the limitation on shares of Common Stock set forth in clause (ii) of the preceding sentence).

5.3         Shares of Common Stock which are attributable to Awards which expire or are otherwise terminated, cancelled, surrendered or forfeited are available for issuance or use in connection with future Incentive Stock Option grants, and future Awards during the calendar year in which they expire or otherwise become available.

5.4         Shares of Common Stock to be issued under the Plan may be authorized and unissued shares of Common Stock, treasury stock or a combination thereof.

5.5         In the event of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, other extraordinary dividend or other changes in corporate structure or capitalization affecting the Common Stock, the Committee may make appropriate adjustments in the number or kind of shares subject to options, rights and other Awards granted under the Plan, and other terms and conditions of Awards and/or the exercise price of Awards in the event of any stock dividend, stock split, spin-off or recapitalization in the form of large, special and non-recurring dividends, appropriate provision for supplemental payments of cash, other Awards, or other property, or appropriate adjustment in the maximum number of shares referred to in Section 5 of the Plan (including the number of shares specified in Section 5.1 and in each of clauses (i) and (ii) of the second sentence of Section 5.2), as the Committee may determine to be necessary or appropriate in order to prevent dilution or enlargement of the rights of Participants. In the event that the Company declares a cash dividend (other than one constituting a large, special and non-recurring dividend), the Committee may make appropriate adjustment to the number of shares subject to options, rights and other Awards granted under the Plan or make appropriate provision for supplemental payments of cash, other Awards or other property, but shall not make any adjustment to the exercise price of the Awards.

6.                 Awards Under the Plan

6.1         Stock Options.   The Committee may grant Incentive Stock Options, Non-Qualified Stock Options or both to purchase shares of Common Stock from the Company, in such amounts and subject to such terms and conditions as the Committee shall determine in its sole discretion, subject to the provisions of the Plan, provided, however, that in no event may any Stock Option granted hereunder be exercisable prior to May 4, 1997, except upon the occurrence of a change in control of the Company (as defined by the Committee), or after the expiration of ten years from the date of such grant. The automatic or discretionary grant of “reload” Stock Options is specifically authorized.

In case of Incentive Stock Options, the terms and conditions of such grants, including the exercise price for the purchase of Common Stock, shall be subject to and comply with the requirements of Section 422 of the Code, as from time to time amended, and any implementing regulations.

The exercise price at which shares of Common Stock may be purchased pursuant to the grant of a Non-Qualified Stock Option shall be fixed by the Committee at the time of grant and may be equal to, greater then, or less than the Fair Market Value of the shares of Common Stock covered thereby.

6.2         Stock Appreciation Rights.   The Committee may grant Stock Appreciation Rights (SARs), in such amounts and subject to such terms and conditions as the Committee shall determine in its sole discretion, subject to the provision of the Plan.

SARs may be granted in connection with all or any part of, or independently of, any Stock Option granted under the Plan. An SAR granted in connection with a Non-Qualified Stock Option may be granted at or after the time of grant of such option. An SAR granted in connection with an ISO may be granted only at the time of grant of such option.

Limited SARs that may only be exercised in connection with a change in control or other event (as specified by the Committee) may be granted on such terms, not inconsistent with this Section 6.2, as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

Upon the exercise of an SAR granted in connection with an option, the number of shares subject to the option shall be reduced by the number of shares with respect to which the SAR is exercised. Upon the exercise of an option in tandem with which an SAR has been granted, the number of shares subject to the SAR shall be reduced by the number of shares with respect to which the option is exercised.

6.3         Performance Awards.   The Committee may grant Performance Awards in such amounts and subject to such terms and conditions, as the Committee shall determine in its sole discretion, subject to the provision of the Plan.

The Committee may condition the grant or vesting of a Performance Award upon the attainment of specified performance goals; the appreciation in the Fair Market Value, book value or other measure of the value of the Common Stock, the performance of the Company, including based on earnings or cash flow; the performance of any subsidiary or affiliate of the Company; or such other facts or criteria as the Committee shall determine. Such goals may be revised by the Committee at any time and from time to time during the Performance Period to take into account significant unforeseen events or changes in circumstances. The foregoing notwithstanding, any Performance Award intended to constitute a 162(m) Award shall be subject to the limitations set forth in Section 7.

6.4         Dividend Equivalents.   The Committee is authorized to grant Dividend Equivalents to Participants. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional shares, Awards, or other investment vehicles as the Committee may specify.

6.5         Other Stock-Based Awards.   The Committee may from time to time grant Awards under this Plan, the value of which are based in whole or in part on the value of Common Stock, that may not be defined in Sections 6.1 through 6.4 of this Plan.

Other stock-based Awards may be awards of shares of Common Stock or may be denominated or payable in, valued, in whole or in part, by reference to, or otherwise based on or related to the value of, Common Stock (including, without limitation, phantom securities convertible or exchangeable into or exercisable for Common Stock), as deemed by the Committee consistent with the purposes of the Plan.

6.6         Consideration; Tandem and Substitute Awards.   Except as provided in this Section 6.6 or to the extent that payment of lawful consideration may be required under Delaware General Corporation Law, only services may be required as consideration for the grant (but no the exercise) of any Award. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

6.7         Award Agreements.   Awards under the Plan shall be evidenced by an agreement approved by the Committee that sets forth terms, conditions and limitations of an Award. The Committee may amend agreements theretofore entered into, either prospectively or retroactively, including, but not limited to, the acceleration of, vesting of or lapse of restrictions on an Award and the extension of time to exercise an Award, except that no such amendment shall affect the Award in a materially adverse manner without the consent of the Participant.

7.                 Performance Awards

7.1         Performance Awards Granted to Designated Covered Employees.   If the Committee determines that a Performance Award to be granted to a person who is designated by the Committee as likely to be a Covered Employee (as hereinafter defined) should qualify as a 162(m) Award, the grant and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7.

7.2         Performance Goals Generally.   The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee consistent with this Section 7. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and Treasury Regulation 1.162-27 thereunder. The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

7.3         Business Criteria.   One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, affiliates, or business units of the Company (except with respect to the measures relating to Common Stock), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) appreciation in Fair Market Value or book value of Common Stock; (2) earnings per share; (3) revenues; (4) cash flow or cash flow return on investment; (5) return on assets, return on investment, return on capital, or return on equity; (6) economic value added; (7) operating margin; (8) net income; operating income (before or after income taxes); earnings; or operating earnings (before or after income taxes); (9) total stockholder return; and (10) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including the Standard & Poor’s 500 Stock Index or other indexes, or compared to one or more comparable companies specified by the Committee.

7.4         Performance Period; Timing For Established Performance Goals.   Achievement of performance goals in respect of such Performance Awards shall be measured over a Performance Period specified by the Committee (or, if so determined by the Committee, for a specified portion of a Performance Period). Performance goals shall be established not later then 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

7.5         Performance Award Pool.   The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7.3 during the given Performance Period, as specified by the Committee in accordance with Section 7.4 hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any such business criteria, a percentage thereof in excess of a threshold amount, or another amount which need not bear a strictly mathematical relationship to such business criteria.

7.6         Settlement of Performance Awards; Other Terms.   Settlement of such Performance Awards shall be in cash, Common Stock, other Awards, or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of Performance Awards subject to this Section 7. The Committee shall specify the circumstances in which Performance Awards shall be forfeited in the event of termination of employment prior to the end of a Performance Period or settlement of Performance Awards, and other terms relating to such Performance Awards in accordance with Section 6 and this Section 7.

7.7         Written Determinations.   All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under this Section 7 shall be made in writing.

7.8         Status of 162(m) Awards.   It is the intent of the Company that Performance Awards granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of this Section 7, including the definitions of Covered Employee and other terms used herein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term “Covered Employee” as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

8.                 Effect on Other Plans

8.1         The Plan was originally effective in March 1994 and amended and restated effective January 29, 1997. The Plan was again amended effective September 15, 2006, subject to approval of the Company stockholders. In the event stockholders of the Company do not so approve the amendment, the amendment shall not be effective, Awards granted subject to such stockholder approval shall be cancelled and Awards shall not be made thereafter to the extent required under Treasury Regulation 1.162-27(e)(4) in order that the submission of the matter for stockholder approval meets the requirements of that Regulation.

8.2         In no event shall the value of, or income arising from, any Awards issued under the Plan be treated as compensation for purposes of any pension, profit sharing, life insurance, disability or other retirement or welfare benefit plan now maintained or hereafter adopted by the Company, unless such plan specifically provides to the contrary.

9.                 Miscellaneous Provisions Related to Participants

9.1         The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company. The Company may at time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. No Participant or other person shall have any claim to be granted any Awards, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards.

9.2         Except as may be otherwise provided under Section 6.4, no Award granted under the Plan, unless otherwise provided in the Award Agreement, shall entitle the holder of such Award to any dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are subject to such Award.

9.3         The purchase price of the shares of Common Stock as to which an option is exercised shall be paid in cash or by check, except that the Committee may, in its discretion, allow the payment to be by surrender of unrestricted shares of Common Stock (valued at their Fair Market Value at the date of exercise), or by a combination of cash, check and unrestricted shares of Common Stock.

9.4         A Participant may be required to pay to the Company, and the Company shall have the right to deduct from all amounts paid to a Participant (whether under the Plan or otherwise), any taxes required by or to be paid or withheld in respect of Awards hereunder to such Participant. The Committee may provide additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award or, at the election of the holder of the Award, the Committee may withhold shares or accept the transfer of shares to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligations.

9.5         If the Committee determines that such action is advisable, the Company may assist any Participant in obtaining financing from the Company or from any bank or other third party, on such terms as determined by the Committee, and in such amount as is required to accomplish the purposes of the Plan, including, but not limited to, permitting the exercise of an Award and/or paying any taxes in respect thereof to the extent permitted by law. Such assistance may take any form that the Committee deems appropriate, including, but not limited to, a direct loan from the Company, a guarantee of the obligation by the Company, or the maintenance by the Company of deposits with such bank or third party.

9.6         Awards (and rights or interests therein) shall not be assignable or transferable by a Participant except by will or the laws of descent and distribution (or pursuant to a beneficiary designation authorized under Section 9.7), and during the Award holder’s lifetime, such Awards and rights shall be exercisable only by such holder or such holder’s duly appointed guardian or legal representative. The foregoing notwithstanding, the Committee may provide that Awards (or rights or interests therein), other than Incentive Stock Options and Awards in tandem with such Incentive Stock Options, shall be transferable, including permitting transfers to a Participant’s immediate family members (i.e., spouse, children, grandchildren, or siblings, as well as the Participant), to trusts for the benefits of such immediate family members, and to partnerships in which such family members are the only parties, or other transfers deemed by the Committee to be not inconsistent with the purposes of the Plan.

9.7         Each Participant may file and maintain with the Company a written designation of one or more persons as the beneficiary or beneficiaries who shall be entitled to receive the Award or related payment payable under the Plan upon the Participant’s death. If no such designation is in effect at the time of a Participant’s death, or if no designated beneficiary survives the Participant or if such designation conflicts with the law, the Participant’s estate shall be entitled to receive the Award or related payment, if any, payable under the Plan upon the Participant’s death.

10.          Governing Law

The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

11.          Severability

If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award under any law deemed applicable by the Committee, such provision or Award shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended, in the determination of the Committee, without materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the reminder of the Plan and any such Award shall remain in full force and effect.

12.          Unfunded Plan

The Plan is intended to constitute an “unfunded” plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right (unless otherwise determined by the Committee) shall be no greater than the right of any unsecured general creditor of the Company.

13.          Rule 16b-3 Compliance

13.1  Unless a Participant could otherwise transfer an equity security, derivative security, or shares issued upon exercise of a derivative security granted under the Plan without incurring liability under Section 16(b) of the Exchange Act, (i) an equity security issued under the Plan, other than an equity security issued pursuant to the exercise of a derivative security granted under the Plan, shall be held for at least six months from the date of acquisition, and (ii) at least six months shall elapse from the date of acquisition of a derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or disposition of any underlying equity issued pursuant to the exercise or conversion of such derivative security.

13.2  With respect to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by such a Participant is exempt from liability under Rule 16b-3, except that such a Participant may be permitted to engage in a non-exempt transaction under the Plan if written notice has been given to the Participant regarding the non-exempt nature of such transaction. The Committee may authorize the repurchase of any Award or shares resulting from any Award in order to prevent a Participant from incurring or potentially incurring liability under Section 16(b) of the Exchange Act. Unless otherwise specified by the Participant, equity securities, including derivative securities, acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in order acquired by the Participant.

14.          Effective Date and Term of Plan

14.1  The Plan was approved by the stockholders of the Company by written consent and became effective in March 1994. The amendment and restatement of the Plan adopted by the Board of Directors on January 29, 1997, was effective upon adoption by the Board, subject to approval of the Company stockholders at the Company’s 1997 Annual Meeting of Stockholders by the affirmative vote of the holders of a majority of the shares of Common Stock present, or represented and entitled to vote on the subject matter at the Meeting. In the event stockholders of the Company do not so approve the amendment and restatement, the amendment and restatement shall not be effective, Awards granted subject to such stockholder approval shall be cancelled and Awards shall not be made thereafter to the extent required under Treasury

Regulation 1.162-27(e)(4) in order that the submission of the matter for stockholder approval meets the requirements of that Regulation.

14.2  The Plan shall remain in effect until March 31, 2007, unless sooner terminated by the Board. After this date, no further Awards may be granted but previously granted Awards shall remain outstanding in accordance with their applicable terms and conditions, as stated in the Award Agreement, and conditions of the Plan.

15.          Amendment and Termination of the Plan

15.1  The Plan may be amended by the Board in any respect, without the consent of stockholders or Participants, except that any such amendment (although effective when made) shall be subject to the approval of the Company’s stockholders at the annual meeting of stockholders the record date of which next follows the taking of such Board action if such stockholder approval is required by any federal or state law or regulation or rules of any stock exchange or automated quotation system on which the Common Stock may be listed or quoted, and the Board may otherwise, in its discretion, determine to submit any other amendment to the Plan to stockholders for approval. In addition, no amendment may materially impair the rights of a Participant under any Award previously granted under the Plan without the consent of such Participant, unless such amendment is required by law.

15.2  The Plan may be terminated at any time by the Board. No further Awards may be made under the Plan after termination, but termination shall not affect the rights of any Participant under, or the authority of the Committee with respect to, any grants or awards made prior to termination.

APPENDIX B

INVESTMENT TECHNOLOGY GROUP, INC.

2007 OMNIBUS EQUITY COMPENSATION PLAN

1.                Purpose

The purpose of the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Investment Technology Group, Inc. (the “Company”) and its subsidiaries, and (ii) non-employee members of the board of directors of the Company with the opportunity to receive grants of stock options, stock units, stock awards, dividend equivalents and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders. The Plan shall be effective as of May 8, 2007, subject to approval of the Plan by the stockholders of the Company (the “Effective Date”).

The Investment Technology Group, Inc. Non-Employee Directors Stock Option Plan (the “Director Plan”), the Investment Technology Group, Inc. Amended and Restated 1994 Stock Option and Long-term Incentive Plan (the “1994 Plan”), the Investment Technology Group, Inc. Stock Unit Award Program Subplan, as amended and restated (the “SUA Subplan”), the Amended and Restated Investment Technology Group, Inc. Directors’ Retainer Fee Subplan (the “Directors Retainer Fee Subplan”), and the Amended and Restated Investment Technology Group, Inc. Directors’ Equity Subplan (the “Directors Equity Subplan”, and collectively with the SUA Subplan and the Directors Retainer Fee Subplan, the “Subplans”) will be merged with and into this Plan as of the Effective Date. No additional grants will be made thereafter under the Director Plan and the 1994 Plan. Outstanding grants under the Director Plan, the 1994 Plan and the Subplans as of the Effective Date will continue in effect according to their terms as in effect on the Effective Date (subject to such amendments as the Committee (as defined below) determines appropriate, consistent with the terms of the Director Plan, the 1994 Plan or the Subplans, as applicable), and the shares with respect to such outstanding grants will be issued or transferred under this Plan. After the Effective Date, the Subplans shall continue in effect as subplans of the Plan and grants and/or deferrals may continue to be made under the Subplans with shares associated with such grants and/or deferrals being issued under this Plan.

2.                Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a)   “Board” means the Company’s Board of Directors.

(b)   “Change in Control” means and shall be deemed to have occurred:

(i)          if any person (within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Company or a Related Party, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing 35% percent or more of the total voting power of all the then-outstanding Voting Securities; or

(ii)        if the individuals who, as of the date hereof, constitute the Board, together with those who first become directors subsequent to such date and whose recommendation, election or nomination for election to the Board was approved by a vote of at least a majority of the directors then still in office who either were directors as of the date hereof or whose recommendation, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board; or

(iii)       upon consummation of a merger, consolidation, recapitalization or reorganization of the Company, reverse split of any class of Voting Securities, or an acquisition of securities or assets by the Company other than (i) any such transaction in which the holders of outstanding Voting Securities immediately prior to the transaction receive (or retain), with respect to such Voting Securities, voting securities of the surviving or transferee entity representing more than 50 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (ii) any such transaction which would result in a Related Party beneficially owning more than 50 percent of the voting securities of the surviving or transferee entity outstanding immediately after such transaction; or

(iv)        upon consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets, other than any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction; or

(v)         if the stockholders of the Company approve a plan of complete liquidation of the Company.

(c)   “Code” means the Internal Revenue Code of 1986, as amended.

(d)   “Committee” means (i) with respect to Grants to Employees, the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, (ii) with respect to Grants made to Non-Employee Directors, the Board, and (iii) with respects to Grants that are intended to be “qualified performance-based compensation” under section 162(m) of the Code, a committee that consists of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Code and related Treasury regulations.

(e)   “Company” means Investment Technology Group, Inc. and any successor corporation.

(f)    “Company Stock” means the common stock of the Company.

(g)   “Dividend Equivalent” means an amount determined by multiplying the number of shares of Company Stock subject to a Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock.

(h)   “Effective Date” of the Plan means May 8, 2007, subject to approval of the Plan by the stockholders of the Company.

(i)    “Employee” means an employee of the Employer (including an officer or director who is also an employee).

(j)    “Employer” means the Company and its subsidiaries.

(k)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)    “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(m)  “Fair Market Value,” unless otherwise required by an applicable provision of the Code, as of any date, means the closing sales price of the Common Stock as reported on the New York Stock Exchange on the date of grant; provided, however, that at any time that the Common Stock is not quoted on the New York Stock Exchange on such trading days, Fair Market Value shall be determined by the Committee in its discretion.

(n)   “Grant” means an Option, Stock Unit, Stock Award, SAR, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(o)   “Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(p)   “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(q)   “Non-Employee Director” means a member of the Board who is not an employee of the Employer.

(r)    “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

(s)    “Option” means an option to purchase shares of Company Stock, as described in Section 7.

(t)    “Other Stock-Based Award” means any Grant based on, measured by or payable in, Company Stock (other than a Grant described in Sections 7, 8, 9 or 10(a) of the Plan), as described in Section 10(b).

(u)   “Participant” means an Employee or Non-Employee Director designated by the Committee to participate in the Plan.

(v)   “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, an estate, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

(w)  “Plan” means this Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan, as in effect from time to time.

(x)   “Related Party” means (a) a Subsidiary of the Company; (b) an employee or group of employees of the Company or any Subsidiary of the Company; (c) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned Subsidiary of the Company; or (d) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities.

(y)   “SAR” means a stock appreciation right as described in Section 10(a).

(z)   “Stock Award” means an award of Company Stock as described in Section 9.

(aa) “Stock Unit” means an award of a phantom unit representing a share of Company Stock, as described in Section 8.

(bb) “Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (a) if a corporation, fifty (50) percent or more of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or combination thereof; or (b) if a partnership, limited liability company, association or other business entity, fifty (50) percent or more of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of this definition, a Person or Persons will be deemed to have a fifty (50) percent or more ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons are allocated fifty (50) percent or more of partnership, limited liability company, association or other business entity gains or losses or control the managing director or member or general partner of such partnership, limited liability company, association or other business entity.

(cc) “Voting Securities or Security” means any securities of the Company which carry the right to vote generally in the election of directors.

3.    Administration

(a)   Committee.   The Plan shall be administered and interpreted by the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan with respect to grants to Employees. The Plan shall be administered and interpreted by the Board with respect to grants to Non-Employee Directors. The Board or committee, as applicable, that has authority with respect to a specific Grant shall be referred to as the “Committee” with respect to that Grant. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

(b)   Committee Authority.   The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.

(c)   Committee Determinations.   The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4.                 Grants

(a)   Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, and SARs or Other Stock-Based Awards as described in Section 10. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement.

(b)   All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

5.                 Shares Subject to the Plan

(a)   Shares Authorized.   The total aggregate number of shares of Company Stock that may be issued under the Plan shall equal that number of shares of Company Stock subject to outstanding grants under the Director Plan and the 1994 Plan as of the Effective Date as well as shares remaining available for issuance under the Director Plan and the 1994 Plan but not subject to previously exercised, vested or paid grants as of the Effective Date.

(b)   Source of Shares; Share Counting.   Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the

Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan (including options granted under the Director Plan, the 1994 Plan and the Subplans) terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards (including any stock awards, stock units or other-stock based awards granted under the Director Plan, the 1994 Plan and the Subplans) are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan. Shares of Company Stock surrendered in payment of the Exercise Price of an Option shall again be available for purposes of the Plan. To the extent any Grants are paid in cash, and not in shares of Company Stock, any shares previously subject to such Grants shall again be available for issuance or transfer under the Plan.

(c)   Individual Limits.   All Grants under the Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Plan to any individual during any calendar year shall be 1,000,000 shares, subject to adjustment as described in subsection (d) below. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $1,000,000. The individual limits of this subsection (c) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate.

(d)   Adjustments.   If there is any change in the number or kind of shares of Company Stock outstanding by reason of a stock dividend, spinoff, stock split or reverse stock split, or by reason of a combination, reorganization, recapitalization or reclassification affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan and outstanding Grants, and the price per share of outstanding Grants shall be equitably adjusted by the Committee, as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, the Committee shall have discretion to make the foregoing equitable adjustments in any circumstances in which an adjustment is not mandated by this subsection (d) or applicable law, including in the event of a Change in Control. Any adjustments to outstanding Grants shall be consistent with section 409A or 422 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

6.                Eligibility for Participation

(a)   Eligible Persons.   All Employees, including Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Plan.

(b)   Selection of Participants.   The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

7.                Options

(a)   General Requirements.   The Committee may grant Options to an Employee or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees and Non-Employee Directors.

(b)   Type of Option, Price and Term.

(i)    The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in Section 424 of the Code. Nonqualified Stock Options may be granted to Employees or Non-Employee Directors.

(ii)   The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

(iii)  The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(c)   Exercisability of Options.

(i)    Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii)   The Committee may provide in a Grant Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

(iii)  Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

(d)   Termination of Employment or Service.   Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is employed by the Employer, or providing service as a Non-Employee Director. The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(e)   Exercise of Options.   A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the

Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

(f)   Limits on Incentive Stock Options.   Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.

8.                Stock Units

(a)   General Requirements.   The Committee may grant Stock Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

(b)   Terms of Stock Units.   The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c)   Payment With Respect to Stock Units.   Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

(d)   Requirement of Employment or Service.   The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

9.                Stock Awards

(a)   General Requirements.   The Committee may issue shares of Company Stock to an Employee or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

(b)   Requirement of Employment or Service.   The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(c)   Restrictions on Transfer.   While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 15(a). Each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

(d)   Right to Vote and to Receive Dividends.   The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period.

10.         Stock Appreciation Rights and Other Stock-Based Awards

(a)   SARs.   The Committee may grant SARs to an Employee or Non-Employee Director separately or in tandem with an Option. The following provisions are applicable to SARs:

(i)   Base Amount.   The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, an amount that is at least equal to the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

(ii)   Tandem SARs.   The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(iii)   Exercisability.   An SAR shall be exercisable during the period specified by the Committee in the Grant Agreement and shall be subject to such vesting and other restrictions as may be specified in the Grant Agreement. The Committee may grant SARs the exercise of which is subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise an SAR after termination of employment or service. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable.

(iv)   Grants to Non-Exempt Employees.   SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

(v)   Value of SARs.   When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (i).

(vi)   Form of Payment.   The Committee shall determine whether the stock appreciation for an SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of

Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

(b)   Other Stock-Based Awards.   The Committee may grant other awards not specified in Sections 7, 8 or 9 or subsection (a) above that are based on or measured by Company Stock to Employees and Non-Employee Directors, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

11.         Dividend Equivalents.

(a)   General Requirements.   When the Committee makes a Grant under the Plan, the Committee may grant Dividend Equivalents in connection with the Grant, under such terms and conditions as the Committee deems appropriate under this Section 11. Dividend Equivalents may be paid to Participants currently or may be deferred, as determined by the Committee. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals.

(b)   Payment with Respect to Dividend Equivalents.   Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.

12.         Qualified Performance-Based Compensation

(a)   Designation as Qualified Performance-Based Compensation.   The Committee may determine that Stock Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 12 shall apply. The Committee may also grant Options or SARs under which the exercisability of the Options is subject to achievement of performance goals as described in this Section 12 or otherwise.

(b)   Performance Goals.   When Grants are made under this Section 12, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.”  The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”

(c)   Criteria Used for Objective Performance Goals.   The Committee shall use objectively determinable performance goals based on one or more of the following criteria:  stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, number of days sales outstanding in accounts receivable, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, shareholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to one or more business units or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d)   Timing of Establishment of Goals.   The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(e)   Certification of Results.   The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.

(f)   Death, Disability or Other Circumstances.   The Committee may provide in the Grant Agreement that Grants under this Section 12 shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change in Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

13.         Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash (including dividend equivalents) or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

14.         Withholding of Taxes

(a)   Required Withholding.   All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b)   Election to Withhold Shares.   If the Committee so permits, a Participant may elect to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee.

15.         Transferability of Grants

(a)   Restrictions on Transfer.   Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b)   Transfer of Nonqualified Stock Options to or for Family Members.   Notwithstanding subsection (a) above, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

16.         Consequences of a Change in Control

(a)   In the event of a Change in Control, the Committee may take any one or more of the following actions with respect to some or all outstanding Grants, without the consent of any Participant: (i) the Committee may determine that outstanding Options and SARs shall be fully exercisable, and restrictions on outstanding Stock Awards and Stock Units shall lapse, as of the date of the Change in Control or at such other time as the Committee determines, (ii) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price, or Base Amount, as applicable, if any, and on such terms as the Committee determines, (iii) after giving Participants an opportunity to exercise their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, (iv) with respect to Participants holding Stock Units, Other Stock-Based Awards or Dividend Equivalents, the Committee may determine that such Participants shall receive one or more payments in settlement of such Stock Units, Other Stock-Based Awards or Dividend Equivalents, in such amount and form and on such terms as may be determined by the Committee, (v) if the Company is the surviving corporation, the Committee may determine that Grants will remain outstanding after the Change in Control, or (vi) if the Company is not the surviving corporation, the Committee may determine that Grants that remain outstanding after the Change in Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change in Control or such other date as the Committee may specify.

(b)   Other Transactions.   The Committee may provide in a Grant Agreement that a sale or other transaction involving a subsidiary or other business unit of the Company shall be considered a Change in Control for purposes of a Grant, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

17.         Requirements for Issuance of Shares

No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. Except as determined under Section 9(a), no Participant shall have any right as a shareholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

18.         Amendment and Termination of the Plan

(a)   Amendment.   The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 19(b) below. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

(b)   No Repricing Without Stockholder Approval.   Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options, nor may the Board amend the Plan to permit repricing of Options, unless the stockholders of the Company provide prior approval for such repricing. The term “repricing” shall have the meaning given that term in Section 303A(8) of the New York Stock Exchange Listed Company Manual, as in effect from time to time.

(c)   Stockholder Approval for “Qualified Performance-Based Compensation.”   If Grants are made under Section 12 above, the Plan must be reapproved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 12, if additional Grants are to be made under Section 12 and if required by section 162(m) of the Code or the regulations thereunder.

(d)   Termination of Plan.   The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

19.         Miscellaneous

(a)   Grants in Connection with Corporate Transactions and Otherwise.   Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

(b)   Compliance with Law.   The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants.

(c)   Enforceability.   The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(d)   Funding of the Plan; Limitation on Rights.   This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e)   Rights of Participants.   Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(f)   No Fractional Shares.   No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(g)   Employees Subject to Taxation Outside the United States.   With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(h)   Governing Law.   The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

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Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 7, 2007, except proxies submitted for shares held in the Company’s Employee Stock Ownership Plan must be received by 11:59 p.m., Eastern Time, on May 3, 2007.

Vote by Internet
• Log on to the Internet and go to www.investorvote.com
• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.		☒		States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card				123456				C0123456789			12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 4.
1. Election of Directors:	01 - J. William Burdett		02 - Robert C. Gasser		03 - William I Jacobs				04 - Timothy L. Jones
	05 - Robert L. King		06 - Kevin J.P. O’Hara		07 - Maureen O’Hara				08 - Brian J. Steck

☐ Mark here to vote FOR all nominees
☐ Mark here to WITHHOLD vote from all nominees
☐ For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.			01 ☐	02 ☐	03 ☐	04 ☐	05 ☐	06 ☐	07 ☐	08 ☐

2. Ratification of the appointment of KPMG LLP as the independent auditors for the 2007 fiscal year.	For ☐	Against ☐	Abstain ☐	3. Reapproval of the Investment Technology Group, Inc. Amended and Restated 1994 Stock Option and Long-term Incentive Plan.						For ☐	Against ☐	Abstain ☐

4. Approval of the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan.	☐	☐	☐

Non-Voting Items
Change of Address — Please print your new address below			Comments — Please print your comments below.							Meeting Attendance
										Mark the box to the right if you plan to attend the Annual Meeting.		☐

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The undersigned hereby acknowledges receipt of the Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and the Notice of Annual Meeting of Stockholders and the Proxy Statement, and hereby revokes all previously granted proxies. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below		Signature 1 — Please keep signature within the box.					Signature 2 — Please keep signature within the box.
/ /
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			1 U P X	0 1 2 6 1 5 1

Dear Stockholder,

Please take note of the important information enclosed with this proxy. There are a number of issues related to the management and operation of Investment Technology Group, Inc. that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

You may vote in any one of the following ways:

•             Vote by mail. Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

•             Vote by phone. Call toll-free 1-800-652-8683, 24 hours a day, 7 days a week from the U.S.

•             Vote by Internet. Access the website at http://www.investorvote.com, 24 hours a day, 7 days a week.

A phone or Internet vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned this proxy card.

Your vote must be received prior to the Annual Meeting of Stockholders, and no later than May 7, 2007. However, if this proxy relates to shares held by you in the Investment Technology Group, Inc. Employee Stock Ownership Plan, your vote must be received by May 3, 2007 to enable the trustee of the plan to vote in the manner directed by you. Attendance at the annual meeting will not enable you to revoke a previously delivered proxy with respect to shares held under our Employee Stock Ownership Plan.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

P. Mats Goebels

Secretary

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Investment Technology Group, Inc.

ANNUAL MEETING OF STOCKHOLDERS ON MAY 8, 2007

This proxy is solicited by the Board of Directors of the Company. The shareholder signing on the reverse of this proxy card appoints each of Robert C. Gasser, Howard C. Naphtali and P. Mats Goebels as proxies with full power of substitution, to represent the undersigned and to vote all shares of Common Stock of Investment Technology Group, Inc. held of record by the undersigned on March 15, 2007, or which the undersigned would otherwise be entitled to vote at the Annual Meeting of Stockholders to be held on May 8, 2007, and any adjournment thereof, upon all matters that may properly come before the meeting. All shares votable by the undersigned will be voted by the proxies named above in the manner specified on the reverse side of this card, and such proxies are authorized to vote in their discretion on such other matters as may properly come before the meeting.

If this proxy relates to shares held in the Investment Technology Group, Inc. Employee Stock Ownership Plan, then, when properly executed, it shall constitute instructions to the plan trustee to vote in the manner directed herein.

(Continued and to be voted on reverse side.)